   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 13, 2000.

                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)
                            ------------------------

          WISCONSIN                          7389                          39-1924096
(State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
             of                   Classification Code Number)        Identification Number)
      incorporation or
        organization)

          16901 WEST GLENDALE DRIVE                        16901 WEST GLENDALE DRIVE
         NEW BERLIN, WISCONSIN 53151                      NEW BERLIN, WISCONSIN 53151
    (262) 780-3640  -- FAX (262) 780-3655          (Address of principal place of business)
 (Address and telephone number of principal
             executive offices)

                                DONALD F. MARDAK
                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                           16901 WEST GLENDALE DRIVE
                          NEW BERLIN, WISCONSIN 53151
                     (262) 780-3640  -- FAX (262) 780-3655
           (Name, address and telephone number of agent for service)

                          COPIES OF COMMUNICATIONS TO:

           ROBERT J. PHILIPP, ESQ.                          GERALD R. TURNER, ESQ.
              KRANITZ & PHILIPP                       GERALD R. TURNER & ASSOCIATES, S.C.
          2230 East Bradford Avenue                        411 East Wisconsin Avenue
         Milwaukee, Wisconsin 53211                       Milwaukee, Wisconsin 53202
    (414) 332-2118  -- FAX (414) 332-4480            (414) 278-7865  -- FAX (414) 278-0064

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED               PROPOSED
                                     AMOUNT                 MAXIMUM                MAXIMUM               AMOUNT OF
  TITLE OF EACH CLASS OF             TO BE               OFFERING PRICE           AGGREGATE             REGISTRATION
SECURITIES TO BE REGISTERED        REGISTERED               PER UNIT            OFFERING PRICE              FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock............        1,000,000 shares            $6.50(1)            $6,500,000(1)             $416.00
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Price of Common Stock estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      No person is authorized in connection with any offering made hereby to give any information or to make any representations other than as contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances imply that the information contained herein is correct as of any date subsequent to the date hereof.

                 SUBJECT TO COMPLETION, DATED JANUARY 13, 2000

                                1,000,000 SHARES

                      INTERNATIONAL MONETARY SYSTEMS, LTD.

                                  COMMON STOCK
                           -------------------------

     All of the 1,000,000 shares of common stock, par value $0.0001 per share ("Common Stock"), offered hereby are being sold by International Monetary Systems, Ltd. ("Company"). Prior to this offering, there has been no public market for Common Stock or other securities of the Company. It is anticipated that the initial public offering price of the Common Stock will be in a range from $5.00 to $6.50 per share. See "Underwriting" for information relating to the factors considered in determining the offering price. The Company anticipates that, upon completion of the offering, its Common Stock will be quoted in the National Daily Quotation Service Pink Sheets and on the National Association of Securities Dealers OTC Bulletin Board under the trading symbol
"          ."
   AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES SUBSTANTIAL RISKS.
                              SEE "RISK FACTORS."
                           -------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                  PRICE            UNDERWRITING           PROCEEDS
                                                 TO THE            DISCOUNTS AND           TO THE
                                                 PUBLIC           COMMISSIONS(1)         COMPANY(2)
--------------------------------------------------------------------------------------------------------
Per Share................................           $                    $                    $
--------------------------------------------------------------------------------------------------------
Total(3).................................           $                    $                    $
========================================================================================================

(1) Does not include a nonaccountable expense allowance payable to J.E. Liss & Company, Inc. d/b/a Liss Financial Services ("Managing Placement Agent"), in an amount equal to 2% of the gross proceeds of the offering, or any value attributable to (i) the warrants ("Underwriter's Warrants") entitling the Selected Placement Agents (as herein defined) to purchase shares of Common Stock in an amount equal to 10% of the shares sold in the offering at a price per share equal to 120% of the initial public offering price or (ii) the Managing Placement Agent's right of first refusal to act as underwriter, placement agent or investment banker with respect to offerings of securities, mergers and acquisitions by or involving the Company for a period of three years from the date hereof. The Managing Placement Agent may re-allow all or a portion of its compensation in its discretion to broker-dealers selected by it ("Selected Placement Agents") who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Company has agreed to indemnify the Selected Placement Agents (including the Managing Placement Agent) against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
(2) Before deducting expenses of the offering payable by the Company, estimated at $250,000, including the Managing Placement Agent's expense allowance referred to in Note (1), above.
(3) The Selected Placement Agents are offering the Common Stock on a "best-efforts" basis. There is no minimum aggregate amount required to be sold in the offering; all funds will become immediately available for use for the purposes of the offering. See "Use of Proceeds." Pending disbursement to the Company, funds received from subscribers will be held in escrow by Grafton State Bank, Grafton, Wisconsin. The Selected Placement Agents may offer the Common Stock for sale until (i) the entire offering is sold or (ii) September 30, 2000, whichever first occurs; the offering may be terminated at any time prior thereto at the discretion of the Company. See "Underwriting."
                           -------------------------
                            LISS FINANCIAL SERVICES

               , 2000

     UNTIL                , 2000 (90 DAYS AFTER THE COMMENCEMENT OF THIS
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           -------------------------

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Prospectus Summary..........................................      3
Risk Factors................................................      5
The Company.................................................      8
Use of Proceeds.............................................      8
Dividend Policy.............................................      8
Dilution....................................................      9
Capitalization..............................................     10
Selected Financial Data.....................................     11
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     12
Business....................................................     17
Management..................................................     24
Certain Relationships and Related Transactions..............     26
Principal Stockholders......................................     27
Indemnification for Securities Act Liabilities..............     27
Description of Securities...................................     28
Common Stock Eligible for Future Sale.......................     31
Underwriting................................................     32
Legal Matters...............................................     34
Experts.....................................................     34
Additional Information......................................     34
Index to Financial Statements...............................     36
Exhibit A (Subscription Agreement)..........................    A-1

                           -------------------------

     THE SECURITIES DESCRIBED HEREIN ARE OFFERED BY THE PLACEMENT AGENTS, ON BEHALF OF THE COMPANY, SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING BY THE COMPANY WITHOUT NOTICE. THE OFFERING CAN ONLY BE MODIFIED BY MEANS OF AN AMENDMENT OR SUPPLEMENT TO THE PROSPECTUS. OFFERS TO PURCHASE AND CONFIRMATIONS OF SALES ISSUED BY THE PLACEMENT AGENTS ARE SUBJECT TO (1) ACCEPTANCE BY THE COMPANY, (2) RELEASE AND DELIVERY OF THE PROCEEDS OF THE OFFERING TO THE COMPANY, (3) DELIVERY OF THE SECURITIES AND (4) THE RIGHT OF THE COMPANY TO REJECT ANY AND ALL OFFERS TO PURCHASE AND TO CANCEL ANY AND ALL CONFIRMATIONS OF SALE OF THE SECURITIES OFFERED HEREBY, AT ANY TIME PRIOR TO RECEIPT OF FUNDS FROM THE PURCHASER. NO SUBSCRIPTION IS SUBJECT TO WITHDRAWAL, REVOCATION OR TERMINATION BY THE PURCHASER.

     The Company intends to furnish to its stockholders annual reports containing financial statements examined by an independent public accounting firm and quarterly reports for the first three quarters of each year containing interim unaudited financial information.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and the financial statements and related notes appearing elsewhere in this Prospectus.

                                  THE COMPANY

     International Monetary Systems, Ltd. ("Company", also referred to as "we" or "us" in this Prospectus), is a Wisconsin corporation, which acquires, owns, and manages subsidiaries that operate trade exchanges and related businesses. Trade exchanges or barter networks are financial service firms which permit companies and individuals to exchange goods and services utilizing an electronic currency known as "trade dollars."

     Currently, our subsidiaries service over 2,400 barter customers who generate over $1,300,000 of revenue annually on a consolidated basis on more than $11,000,000 of trade volume. We have been growing at a rate of over 20% per year for ten years through expanding the number of our customers and acquiring other firms.

     Our mailing address is 16901 W. Glendale Drive, P.O. Box 510305, New Berlin, Wisconsin 53151, and our telephone numbers are (800) 236-8104 and (262) 780-3640; the telephone number for our facsimile line is (262) 780-3655. See "The Company" and "Business."

                                  THE OFFERING

Common Stock offered........................................    1,000,000 shares
Common Stock outstanding before the offering................    2,081,704 shares
Common Stock to be outstanding after the offering...........    3,081,704 shares
Proposed Pink Sheets/OTC Bulletin Board trading symbol......

     Our shares are being offered by broker-dealers, who are members of the NASD, on a "best efforts" basis. See "Description of Capital Stock" and "Underwriting."

                                USE OF PROCEEDS

     We will use the net proceeds of the offering to develop our Web site and increase marketing, which will involve the hiring of additional personnel. We also propose to acquire other firms (typically other trade exchanges) in order to expand the geographic scope of our business and make more intensive use of our facilities and personnel. We may on a selective basis acquire partial or complete ownership of firms in unrelated fields which utilize barter services or offer other operating synergies with our barter business.

                                  RISK FACTORS

     There are risks to making an investment in the Common Stock, including, among other things, that we must compete with other firms for customers and qualified personnel, our industry is changing, we may require additional capital to continue expanding, we may make acquisitions of firms in unrelated fields, our Common Stock has not previously had a trading market, and other factors discussed in "Risk Factors," which you should carefully read.

                             SUMMARY FINANCIAL DATA

     The selected summary financial data included in the following table has been derived from and should be read in conjunction with, and are qualified in their entirety by, the Company's financial statements (and the notes thereto) appearing elsewhere in this Prospectus. The unaudited financial statements of the Company as of September 30, 1999, and for the nine months ended September 30, 1999 and 1998, reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial condition and results for such periods.

                                                         YEAR ENDED                   NINE MONTHS ENDED
                                                ----------------------------    ------------------------------
                                                DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                    1998            1997            1999             1998
                                                ------------    ------------    -------------    -------------
                                                                                 (UNAUDITED)      (UNAUDITED)
STATEMENT OF INCOME DATA:
  Total revenues............................     $1,181,540      $ 969,052        $ 959,246        $ 784,930
  Total expenses............................      1,162,988        988,344          925,461          776,784
                                                 ----------      ---------        ---------        ---------
  Income (loss) before income taxes.........         18,652        (19,292)          33,785            8,146
  Income tax expense (benefit)..............          9,278         (3,012)           8,913            4,052
                                                 ----------      ---------        ---------        ---------
  Net income (loss).........................     $    9,374      $ (16,280)       $  24,872        $   4,094
  Retained earnings (deficit) beginning
     of period..............................     $  (41,756)     $ (25,476)       $ (32,382)       $ (41,756)
                                                 ----------      ---------        ---------        ---------
  Retained earnings (deficit) end of
     period.................................     $  (32,382)     $ (41,756)       $  (7,510)       $ (37,662)
                                                 ==========      =========        =========        =========
Net income (loss) per common share(1).......     $   0.0051      $ (0.0092)       $  0.0127        $  0.0023
                                                 ==========      =========        =========        =========
Weighted average common shares
  outstanding(1)............................      1,834,118      1,775,400        1,959,618        1,808,748

                                                                                      SEPTEMBER 30, 1999
                                                                                ------------------------------
                                                                                                      AS
                                                                                   ACTUAL         ADJUSTED(2)
                                                                                   ------         -----------
                                                                                 (UNAUDITED)      (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................................      $ 122,179        $
  Total assets..............................................................      $ 655,544        $
  Long-term debt, less current portion(3)...................................      $  96,937        $  96,937
  Stockholders' equity......................................................      $ 489,982        $

-------------------------
(1) Adjusted to reflect a 2 for 1 split of such outstanding Common Stock, effective as of December 28, 1999 (following an earlier such 2 for 1 split of the outstanding Common Stock, effected as of July 28, 1999).

(2) Adjusted to reflect the sale of 1,000,000 shares of Common Stock offered
    hereby at an assumed initial public offering price of $     per share (after
    deducting underwriting discounts and commissions and estimated offering expenses payable by the Company) and the application of the estimated net
    proceeds (approximately $       ) therefrom. See "Use of Proceeds."

(3) Assumes no offering proceeds are expended to repay outstanding long-term debt. See "Use of Proceeds."
                           -------------------------

     WHERE INDICATED IN THIS PROSPECTUS, THE NUMBER OF OUTSTANDING SHARES OF COMMON STOCK SHOWN HAS BEEN ADJUSTED TO REFLECT A 2 FOR 1 SPLIT OF SUCH OUTSTANDING COMMON STOCK, EFFECTIVE AS OF DECEMBER 28, 1999 (FOLLOWING AN EARLIER SUCH 2 FOR 1 SPLIT OF THE OUTSTANDING COMMON STOCK, EFFECTED AS OF JULY 28, 1999).

                                  RISK FACTORS

     Before making a decision whether to purchase our Common Stock, you should carefully consider the risks described in this section as well as general factors that may affect an investment in any business, such as how economic and market conditions, or changes in laws, may affect our operation and profitability. No one can predict the future exactly, and so no one can be sure that our Company will enjoy the profits and growth we hope to achieve.

     1. WE FACE SIGNIFICANT COMPETITION OUTSIDE OF OUR CURRENT MARKET
AREA. Carrying out our business plan is dependent upon entering markets we do not currently serve. While we intend to enter those markets by acquiring firms who already serve at least 50% of the customers in their markets, we may not always be able to acquire such firms and in some cases we may compete in markets where there are larger, better capitalized and better established firms. We expect to compete within our industry in hiring qualified personnel, and acquiring customers, while existing and new competing businesses may have substantially greater financial resources, broader public recognition and more extensive promotional and marketing capacities than we have. We also compete with various traditional cash businesses.

     2. OUR MANAGEMENT HAS CONTROL OVER DECISIONS. Our President, Donald F. Mardak and his immediate family own sufficient shares to control the election of directors and generally direct the operation of our business. If shares offered to the public are sold, they will still own a majority of the Common Stock outstanding. While Mr. Mardak is the founder of our Company and has directed our business since its inception, any new shareholder should be willing to accept his control for the foreseeable future.

     3. WE DEPEND ON OUR KEY PERSONNEL, ESPECIALLY OUR PRESIDENT, DONALD
MARDAK. Our Company has made, and intends to continue to develop qualified and experienced managers who will be capable of managing the business when our current president retires or dies. However, presently you should assume that the loss of Mr. Mardak could have a material adverse effect on our business.

     4. WE EXPECT TO EXPERIENCE SOME CONFLICTS OF INTEREST. Certain potential conflicts of interest are inherent in the relationships of any Company with its officers, directors and affiliates, as when officer and director compensation is determined. Our President's family owns the building in which we have our principal office and rents it to our Company for a rental we consider reasonable. When a conflict exists, we expect to resolve it through adoption and application of reasonable policies; by requiring that conflicts be disclosed; and by requiring that compensation, rent and other payments be reasonable in their market area. However, conflicts may not be resolved through arms-length negotiations.

     5. YOU MAY BE LIMITED IN YOUR ABILITY TO ENFORCE CIVIL LIABILITIES AGAINST OUR OFFICERS OR DIRECTORS. We have adopted provisions for the indemnification of officers and directors in the manner provided by law, which generally means that they can only be held liable for damages caused by their dishonesty, not for ordinary errors in business judgment. We believe that these provisions enable us to attract better quality managers and directors, but these provisions will limit your ability to sue for money damages if you are not satisfied with our operating results. See "Indemnification for Securities Act Liabilities" and "Description of Capital Stock -- Limitation of Director Liability and -- Indemnification" for further details.

     6. WE DO NOT INTEND TO DECLARE OR PAY DIVIDENDS IN THE FORESEEABLE
FUTURE. We currently intend to invest our net profits in expanding our business. Consequently, a prospective investor who needs to receive periodic dividend income should probably not invest in this offering.

     7. YOUR INVESTMENT IN OUR COMMON STOCK IS SUBJECT TO IMMEDIATE AND SUBSTANTIAL DILUTION. The public offering price of the common stock when purchased by you is substantially higher than the net book value per outstanding share of our common stock before the offering. As a result, the net book value of your shares when the offering ends will be less than the purchase price you pay.

     8. WE HAVE AUTHORIZED THE ISSUANCE OF PREFERRED STOCK. We have authorized the issuance of up to 5,000,000 shares of preferred stock, par value $0.0001 per share. No preferred stock has been issued as of the date of this Prospectus, and we do not expect to issue any in the foreseeable future. We have authorized its issuance because this type of stock may be useful to attract additional capital when we need it in the future.

However, terms of Preferred Stock could operate to the significant disadvantage of any outstanding Common Stock, since it may include preferences as to dividends and distributions on liquidation. Consequently, you should be aware that it could be issued at some future date.

     9. IF WE CANNOT RAISE ALL THE CAPITAL WE SEEK, OUR ABILITY TO ACHIEVE OUR BUSINESS PLAN MAY BE ADVERSELY AFFECTED. There is no guarantee that we will be able to sell all of the shares of Common Stock that we are offering, and if we do not, we will not have the equity capital we were seeking to carry out our business plan and to potentially grow our business as much, or as rapidly, as we had hoped. Also, in the future, we hope to raise additional capital so that we can continue our growth, but there can be no assurance that we will be able to attract capital then, or that if we can, that we will do so on terms favorable to investors in this offering.

     10. OUR MANAGING PLACEMENT AGENT WILL HAVE A SIGNIFICANT INFLUENCE IN THE MARKETING OF OUR COMMON STOCK AND MAINTENANCE OF A TRADING MARKET. We anticipate that our Managing Placement Agent will sell a significant amount of our Common Stock to its customers or the general public. Although our Placement Agent has advised us that it intends to make a market in our Common Stock, it will have no legal obligation to do so. The prices and the liquidity of our Common Stock may be significantly affected by the degree, if any, of its participation in the market. If it participates in the market, our Managing Placement Agent may influence the market, if one develops, for our securities. Also, its market-making activity may be discontinued at any time. If our Managing Placement Agent sells our securities issuable upon the exercise of the broker warrants that it receives in connection with this offering (see "Underwriting" for details), it may be required under the Securities Exchange Act of 1934, as amended, to temporarily suspend its market-making activities. The prices and liquidity of our Common Stock may be significantly affected by the degree, if any, of its participation in the market.

     11. UNDERWRITER'S WARRANTS MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN ADDITIONAL CAPITAL OR INVOLVE SUBSTANTIAL EXPENSES. As long as the Underwriter's Warrants remain unexercised, our ability to obtain additional capital may be adversely affected. Moreover, the Selected Placement Agents may exercise their Underwriter's Warrants at a time when we seek to obtain additional needed capital through a new offering of securities on terms more favorable than those provided in the warrants. This in turn may discourage subsequent investors from being willing to pay a higher price, or may cause us to expend cash in connection with registration of shares to be issued upon exercise of the Underwriter's Warrants, which may happen at a time when we need to conserve or employ all of our cash for other purposes.

     12. THERE IS NO ASSURANCE THAT OUR SHARES OF COMMON STOCK WILL TRADE AT OR ABOVE THE OFFERING PRICE, SINCE WE HAVE ARBITRARILY DETERMINED THE OFFERING PRICE BASED UPON OUR NEEDS RATHER THAN OTHER CONSIDERATIONS OF VALUE. The offering price of our Common Stock has been arbitrarily determined by negotiations between our management and the Managing Placement Agent, and may bear no particular relationship to our current earnings, book value, net worth or other established valuation criteria. The factors we have considered in determining the offering price have included an evaluation by our management and the Managing Placement Agent of the history of and prospects for the industry in which we compete, an assessment of our management, our business prospects, our capital structure, and factors the parties have deemed relevant.

     13. THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE. The stock market from time to time experiences significant price and volume fluctuations that may be unrelated to the operating performance of specific companies. The trading prices of our Common Stock and other securities could be subject to wide fluctuations in response to variations in our operating results, public announcements by ourselves or others, economic developments affecting ourselves or our competitors, suppliers or clients and other events or factors which may or may not be in our control. Therefore, you can not be sure that our shares of Common Stock may be resold without loss.

     14. POSSIBLE FUTURE EXERCISE OF PLACEMENT AGENTS' WARRANTS COULD RESULT IN SOME DILUTION TO YOUR INVESTMENT. In connection with this offering, we will sell to the Managing Placement Agent, for nominal consideration, warrants at an exercise price of 120% of the price at which our Common Stock is sold to the public in this offering. Although this means they will pay a higher price than you pay for their shares upon exercise of those warrants, which will give our Company more funds to build the business, this also means that the Placement Agents will have the opportunity to profit from a rise in the market price of our Common Stock above a price of 120% of the purchase price herein without assuming the risk of ownership until they exercise those warrants.

     15. SALES OF SUBSTANTIAL AMOUNTS OF CURRENTLY OUTSTANDING COMMON STOCK, OR THE PERCEPTION THAT SUCH SALES COULD OCCUR, COULD ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK TO BE SOLD IN THIS OFFERING. If all of the shares of Common Stock offered hereby are sold, the Company will have outstanding 3,081,704 shares of Common Stock. The 1,000,000 shares of Common Stock to be sold in this offering will be freely tradeable without restriction or further limitation under the Securities Act of 1933, except for any shares purchased by an "affiliate" of the Company, which will be subject to the limitations imposed on "affiliates" of the Company under Rule 144 promulgated under such Act ("Rule 144"). The remaining 2,081,704 outstanding shares of Common Stock, are "restricted securities" within the meaning of Rule 144 and may not be resold except pursuant to a registration statement effective under the Securities Act or pursuant to an exemption therefrom, including the exemption provided by Rule
144. Upon completion of the offering, approximately 1,913,400 outstanding shares of Common Stock will be eligible for sale under Rule 144. Prior to this offering, there has been no public market for the Common Stock of the Company, and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the trading price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could adversely affect the trading price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. There can be no assurance that all or any portion of the Common Stock offered hereby will be sold. See "Common Stock Eligible for Future Sale" and "Description of Securities."

     16. WE HAVE IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD PREVENT OUR ACQUISITION AT A PREMIUM PRICE. Certain provisions of our articles of incorporation and bylaws, including the authority of our board of directors to issue preferred stock without shareholder approval, may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt. Also, certain provisions of the Wisconsin Business Corporation Law may have anti-takeover effects, including the provision that shares acquired in excess of certain specified thresholds will not possess any voting rights unless the voting rights are approved by a majority of a corporation's disinterested shareholders. See "Description of Capital Stock -- Wisconsin Anti-takeover Statutes" for further explanation of some of these provisions.

     17. THERE CAN BE NO ASSURANCE THAT WE WILL ACCOMPLISH THE GOALS OF OUR BUSINESS PLANS. This Prospectus contains certain forward-looking statements including: (i) anticipated trends in Company's financial condition and results of operations, including expected changes in the Company's profit, sales and marketing expense, general and administrative expense and professional expenses;
(ii) the Company's business strategy for future growth in the market, including the Company's plans regarding anticipated hiring; and (iii) the Company's ability to distinguish itself from its current and future competitors. When used in this Prospectus, the words "believes," "intends," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. In addition to the other risks described elsewhere in this "Risk Factors" section, important factors to consider in evaluating such forward-looking statements include: (i) changes in external competitive market factors which might impact trends in the Company's results of operations; (ii) unanticipated working capital and other cash requirements; (iii) general changes in the industry in which the Company competes; and (iv) various other competitive factors that may prevent the Company from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" section, actual results could differ materially from the forward-looking statements contained in this Prospectus.

                                  THE COMPANY

     The Company was incorporated in December, 1988 under the laws of the State of Wisconsin. The Company's principal executive offices are located at 16901 West Glendale Drive, New Berlin, Wisconsin 53151, and its telephone number is
(262) 780-3640.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,000,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are
estimated to be approximately $       . The net proceeds of the offering will be
allocated to working capital and expended by the Company principally to (i) develop its Internet World Wide Web site, (ii) expand its marketing efforts and
(iii) improve its facilities. See "Business."

     A portion of the net proceeds received by the Company may be used for the acquisition of complementary businesses and/or products. Although the Company has from time to time engaged in discussions with respect to possible acquisitions, it has no present understandings, commitments or agreements, nor is it currently engaged in any negotiations, with respect to any acquisition. See "Business."

     None of the net proceeds of the offering are specifically designated for payments to officers or directors. The net proceeds, if any, received in connection with the exercise of the Underwriter's Warrants will be allocated to working capital.

     Pending use of the net proceeds from this offering, the Company intends to invest the net proceeds received by it in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper, United States Government obligations, money market funds or similar short-term investments. Any income derived from these short-term investments is expected to be used for working capital.

     The allocations set forth above are estimates developed by management for the allocation of the net proceeds to be received by the Company from this offering based upon the current state of the Company's existing and proposed business and prevailing economic conditions. These estimates are subject to reallocation by the Board of Directors among the applications listed above or to new applications and are further subject to future events, including changes in general economic conditions, the Company's business plan, and the financial markets in general. Since a significant portion of the net proceeds will be applied to general corporate purposes, as working capital, the Company will have broad discretion as to the application of such net proceeds.

                                DIVIDEND POLICY

     The Company has not declared or paid any dividends on its Common Stock since its inception. Any future determination as to the declaration and payment of dividends on the Common Stock will be made at the discretion of the Board of Directors out of funds legally available for such purpose. The Board of Directors currently intends to retain all earnings for use in the Company's business for the foreseeable future.

                                    DILUTION

     The net tangible book value of the Company as of September 30, 1999, adjusted to reflect a 2 for 1 split of the Company's outstanding Common Stock, effective as of December 28, 1999 (following an earlier such 2 for 1 Common Stock split, effective as of July 28, 1999), was approximately $438,425, or $0.21 per share of Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock then outstanding. The following table illustrates the dilution to purchasers of Common Stock in this offering if certain arbitrarily determined numbers of shares (ie., 250,000, 500,000, 750,000 and 1,000,000) are sold, after deduction of estimated underwriting commissions and other offering expenses payable by the Company. At the sales levels indicated, the Company's pro forma net tangible book value at September 30, 1999
would have been $     , $     , $     or $     , respectively, or $     ,
$     , $     or $     , respectively, per share of Common Stock, representing
an immediate increase in net tangible book value of $     , $     , $     or
$     , respectively, per share to existing stockholders and immediate dilution
of $     , $     , $     or $     , respectively, per share to new investors.

                                                        ASSUMED NUMBER OF SHARES OF COMMON STOCK SOLD IN
                                                                         THE OFFERING(1)
                                                        -------------------------------------------------
                                                         250,000      500,000      750,000     1,000,000
                                                         SHARES       SHARES       SHARES        SHARES
                                                         -------      -------      -------     ---------
Initial public offering price per share.............    $            $            $             $
  Net tangible book value before the offering.......    $            $            $             $
  Increase in net tangible book value attributable
     to new investors...............................
                                                        --------     --------     --------      --------
Pro forma net tangible book value per share after
  the offering......................................
                                                        --------     --------     --------      --------
Dilution per share to new public investors..........    $            $            $             $
                                                        ========     ========     ========      ========

-------------------------
(1) The numbers of shares of Common Stock shown as sold in the above table have been arbitrarily selected by the Company for purposes of illustration only. There can be no assurance that all or any part of the Common Stock offered hereby will be sold. See "Risk Factors" and "Underwriting."

     The following table summarizes, on a pro forma basis (after giving effect to 2 for 1 splits of the Company's outstanding Common Stock, effective as of July 28 and December 28, 1999, and the sale of all of the Common Stock offered hereby) as of September 30, 1999, the difference between the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares in this offering (at the initial public offering
price of $     per share and before deduction of estimated underwriting
discounts and commissions and offering expenses payable by the Company):

                                                   SHARES                   TOTAL
                                                 PURCHASED              CONSIDERATION           AVERAGE
                                            --------------------    ---------------------    CONSIDERATION
                                             AMOUNT      PERCENT      AMOUNT      PERCENT    PAID PER SHARE
                                             ------      -------      ------      -------    --------------
Existing stockholders...................    2,081,704         %     $                  %         $0.65
New public investors(1).................    1,000,000         %                        %         $
                                            ---------    ------     ----------    ------         -----
     Total..............................    3,081,704    100.0%     $             100.0%
                                            =========    ======     ==========    ======         =====

-------------------------
(1) The number of shares of Common Stock shown in the above table as sold to new public investors (1,000,000) has been arbitrarily selected by the Company for purposes of illustration only. If sales levels of 250,000 shares, 500,000 shares and 750,000 shares are assumed, the percent of total shares
    sold which are purchased by new investors would be      %,      % and
         %, respectively; and the aggregate consideration paid by new investors
    would be $     , $     or $     , respectively, or      %,      % or      %,
    respectively, of all consideration paid for shares of Common Stock sold in the offering. The average consideration paid per share, by both existing stockholders and new investors, remains the same at all levels of sales. There can be no assurance that all or any part of the Common Stock offered hereby will be sold. See "Risk Factors" and "Underwriting."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1999, and as adjusted to reflect (i) a 2 for 1 Common Stock split, effective December 28, 1999 (following an earlier such 2 for 1 Common Stock split, effective July 28, 1999) and (ii) the sale of 1,000,000 shares of Common Stock offered hereby (after deduction of underwriting commissions and expense allowances, professional fees and expenses, filing and listing fees, printing costs and other expenses of the offering payable by the Company, and should be read in conjunction with the financial statements of the Company and related notes appearing elsewhere in this Prospectus.

                                                                  SEPTEMBER 30, 1999
                                                                -----------------------
                                                                 ACTUAL     AS ADJUSTED
                                                                 ------     -----------
Liabilities:
  Notes payable to banks....................................    $ 37,326      $37,326
  Notes payable to stockholder..............................       4,611        4,611
  Debentures payable........................................      55,000       55,000
                                                                --------      -------
     Total long-term liabilities............................      96,937       96,937
                                                                --------      -------
Stockholders' equity:
  Common Stock, $0.0001 par value, 20,000,000 shares
     authorized, 1,040,852 shares and, as adjusted,
     3,081,704 shares issued and outstanding(1).............         104
  Additional paid-in capital................................     497,388
  Retained earnings (deficit)...............................      (7,510)
                                                                --------      -------
     Total stockholders' equity.............................     489,982
                                                                --------      -------
     Total capitalization...................................    $586,919      $
                                                                ========      =======

-------------------------
(1) See "Certain Relationships and Related Transactions."

                            SELECTED FINANCIAL DATA

     The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus. The selected financial data presented below as of December 31, 1998 and 1997, and for the years then ended have been derived from the financial statements of the Company, which have been audited by Smith & Gesteland, LLP., independent certified public accountants, and which appear elsewhere herein. The selected financial data as of September 30, 1999, and for the nine months ended September 30, 1999 and 1998, have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the data.

                                                         YEAR ENDED                   NINE MONTHS ENDED
                                                ----------------------------    ------------------------------
                                                DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                    1998            1997            1999             1998
                                                ------------    ------------    -------------    -------------
                                                                                 (UNAUDITED)      (UNAUDITED)
STATEMENT OF INCOME DATA:
  Revenues:
     Gross revenues.........................     $1,181,540      $ 969,052        $ 959,246        $ 784,930
                                                 ----------      ---------        ---------        ---------
          Total revenues....................      1,181,540        969,052          959,246          784,930
  Expenses:
     Payroll, related taxes and employee
       benefits.............................        649,446        508,063          574,953          483,444
     General and administrative.............        266,229        226,005          173,583          123,845
     Occupancy..............................        115,769        117,419           80,338           61,737
     Selling................................         99,514        116,130           89,247           51,518
     Other..................................         31,930         20,727            7,340           56,240
                                                 ----------      ---------        ---------        ---------
          Total expenses....................      1,162,888        988,344          925,461          776,784
  Income (loss) before income taxes.........         18,652        (19,292)          33,785            8,146
  Income tax expense (benefit)..............          9,278         (3,012)           8,913            4,052
                                                 ----------      ---------        ---------        ---------
  Net income (loss).........................          9,374        (16,280)          24,872            4,094
  Retained earnings (deficit) beginning of
     period.................................        (41,756)       (25,476)         (32,382)         (41,756)
                                                 ----------      ---------        ---------        ---------
  Retained earnings (deficit) end of
     period.................................     $  (32,382)     $ (41,756)       $  (7,510)       $ (37,662)
                                                 ==========      =========        =========        =========
  Net income (loss) per common share(1).....     $   0.0051      $ (0.0092)       $  0.0127        $  0.0023
                                                 ==========      =========        =========        =========
  Weighted average common shares
     outstanding(1).........................      1,834,118      1,775,400        1,959,618        1,808,748

                                                                     SEPTEMBER 30, 1999
                                                                -----------------------------
                                                                  ACTUAL       AS ADJUSTED(2)
                                                                  ------       --------------
                                                                (UNAUDITED)     (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................     $122,179         $
  Total assets..............................................     $655,544         $
  Long-term debt, less current portion(3)...................     $ 96,937         $96,937
  Stockholders' equity......................................     $489,982         $

-------------------------
(1) Adjusted to reflect a 2 for 1 split of such outstanding Common Stock, effective as of December 28, 1999 (following an earlier such 2 for 1 split of the outstanding Common Stock, effected as of July 28, 1999).

(2) Adjusted to reflect the sale of 1,000,000 shares of Common Stock offered
    hereby at an assumed initial public offering price of $     per share (after
    deducting underwriting discounts and commissions and estimated expenses of the offering payable by the Company) and the application of the estimated
    net proceeds (approximately $               ) therefrom. See "Use of
    Proceeds."

(3) Assumes no offering proceeds are expended to repay outstanding indebtedness. See "Use of Proceeds."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following commentary should be read in conjunction with the financial statements and related notes contained elsewhere in this prospectus. The discussion contains forward-looking statements that involve risks and uncertainties. Actual future results may differ materially from those projected.

OVERVIEW: THE CONTINENTAL TRADE EXCHANGE BARTER NETWORK

     The Company is a holding company that has two operating subsidiaries which constitute the Continental Trade Exchange barter system ("CTE"). Its subsidiaries are Continental Trade Exchange, Ltd., a Wisconsin corporation, which does business in Wisconsin and Continental Trade Exchange of Illinois, Inc., which does business in northern Illinois. Our Company has enjoyed growth both internally and externally through acquisitions. It intends to continue to seek internal growth while accelerating growth externally by making additional acquisitions of trade exchanges, and by organization or acquisition of unrelated firms that employ barter.

RESULTS OF OPERATIONS

     Gross Revenue. Since our Company began operation, we have primarily generated sales revenues from new-client membership fees (generally, $395), monthly service fees (typically ranging from $20 to $30 per client per month) and transaction fees (typically, 10% to 12% of the face amount of each transaction, payable in cash within 30 days). We bill our clients monthly for transaction fees and we have an excellent record of collections on our receivables, with most collected within 30 days after the transaction. In 1997, we established a bad debt reserve of $40,000 which we consider adequate. We generate additional revenue when we purchase merchandise at wholesale or from manufacturers and distributors who are liquidating, and then we re-sell these products to our exchange members at a markup. We sometimes purchase merchandise for cash and other times purchase by issuing barter credit. Examples of how we generate trade revenue include when we purchase and then re-sell pre-paid blocks of media time from radio and television stations, newspapers or magazines; and when we purchase the right to use rooms, tours and travel from hotels, ocean cruise lines, airlines and travel tour operators and then re-sell them through our barter network. We also generate trading revenue when we issue dining and gift scrip (certificates that are sold to clients to represent trade credit), when the scrip is never subsequently redeemed by the holder.

     In fiscal 1997, we processed $8,470,000.00 in total barter transactions, which generated gross revenues from all sources totalling $989,052. In fiscal 1998, we processed $9,689,000.00 in barter transactions which generated gross revenues of $1,181,540, which represented an increase of 21.9% over the prior year. For the nine-month period ended September 30, 1999, our gross revenues were $959,246, an increase of $174,317 over the comparable period in 1998, representing an increase of approximately 22.2% for the nine-month period.

     These increases in gross revenue continue the general pattern of gains that the Company has experienced throughout most of its existence. Over the five-year period from January 1994 through December 1998, total revenue from all sources increased from $373,076.00 in 1994 to $1,182,149.99 in 1998, an average gain of 26% per year, compounded annually. Over the ten-year period from January 1989 through December 1998, total revenue from all sources increased from $90,903.00 to $1,182,149.99, an average gain of 26% per year, compounded annually.

     Operating Expenses. The Company has learned that the incremental cost of transaction processing and travel booking does not generally increase proportionate to the growth of revenue. The Company attributes this result largely to the effect of computerization, which allows a small number of clerks to record a large number of transactions quickly and efficiently. As a result, when the Company adds revenue through acquisition of trade exchanges, it generally does not add overhead at the same rate, thereby increasing the efficiency of the acquired firms and potentially increasing overall profitability of our Company.

     Consequently, while our gross revenue increased from 1997 to 1998 by over 21.9%, our total operating expenses for the years only increased from $988,344 in 1997 to $1,162,888 in 1998, an increase of $174,544 or

17.7%. During the nine months ended September 30, 1999, total expenses increased by $148,677 over the comparable period ended September 30, 1998 from $776,782 to $925,459, an increase of only 19.14% for the period.

     The biggest changes in our expenses during these periods were in payroll and in general and administrative expenses. Payroll and related tax expenses increased from $508,063 in 1997 to $649,446 in 1998, an increase of $141,383 or 27.83%. During the nine months ended September 30, 1999, payroll and related taxes increased by $91,509 over the comparable period ended September 30, 1998 from $483,444 to $574,953, an increase of 18.9%. During those same periods, general and administrative expenses increased by $40,224 or 17.8% from 1997 to 1998, and by $49,739 or 40.2% from the nine months ending September 30, 1998 compared to the comparable period in 1999.

     During December 1999, our Company moved into a building owned by a limited liability company whose owners are members of the Mardak family, principally Donald F. Mardak, our President. The new facilities offer room for expansion and a more convenient layout to facilitate future growth. The occupancy charge is competitive for its market and is not expected to materially impact earnings. See "Certain Relationships and Related Transactions".

     Net Income. As a result of the slower rise in expenses, relative to the increase in sales, net income increased from a loss of $16,280 in 1997 to a profit of $9,374 in 1998, an increase of $25,654 or 157.58%. During the nine months ended September 30, 1999, net income increased by $25,640 over the comparable period ended September 30, 1998 from $11,159 to $36,799, an increase of 229.8% over the prior period.

     Effects of Acquisitions. During 1998, the Company experienced extraordinary charges associated with the acquisition of Commercial Barter of Illinois and Wisconsin Barter Exchange, and the integration of the operations of those firms into the Company. These extraordinary charges were not separately itemized. In the future, as the Company acquires other trade exchanges, the Company expects to incur extraordinary charges in connection with integrating operations or cleaning up internal problems of prior management.

     While the Company has not acquired businesses other than barter exchanges in the past, in the future, it may seek to acquire businesses other than barter exchanges when the businesses to be acquired utilize barter in their operations and the Company believes it either has or can acquire the necessary expertise to run them. When acquiring unrelated businesses, the Company may incur costs associated with hiring and training personnel, as well as "learning costs" associated with entering new lines of business. While these types of charges may depress earnings in the period following the acquisition, the Company intends to make acquisitions and incur charges only when these have the projected effect of enhancing its ability to earn and retain profits in the long run.

FINANCIAL CONDITION

     Liquidity; Commitments for Capital Resources; and Sources of Funds

     The principal source of liquidity for the Company from operations has been cash earnings from membership charges, monthly service fees, transaction processing charges, and profits from its own trading activity. In addition, the Company has improved liquidity by utilizing the proceeds of a private placement of investment units consisting of Common Stock and Warrants. The Company anticipates that its principal source of liquidity during the next year will consist of cash from operations and cash received in connection with this current Offering.

     The Company does not currently have any major capital commitments. For example, it is not currently obligated to purchase any trade exchanges; however, it intends to seek opportunities to acquire exchanges upon completion of the current Offering. The Company intends to seek acquisitions which can be purchased upon payment of a combination of cash, trade dollars and stock. Generally, the Company will seek acquisitions of exchanges which the Company believes have, or within two years can achieve, at least 50% or greater share volume relative to competing trade exchanges within their market areas, and whose transaction processing and travel bookings can be conducted by the Company, thereby reducing the overhead of the acquired firm following the acquisition. Assuming that the Company is successful in locating, negotiating and acquiring other trade exchanges, the Company intends to utilize at least half of the offering proceeds for acquisitions. During 1998, we obtained funds to support expansion from operating profits, the proceeds of a certain private placement of our securities, and from using our common stock as payment to the seller for a part of the purchase price of an acquisition. During 1999, the Company obtained funds to support expansion from operating profits, the proceeds of the private placement of its securities and from the conversion of certain notes and warrants issued in prior years. In fiscal 2000, the Company expects to obtain funds to support expansion from operating profits, the proceeds of this offering, and the issuance of common stock in connection with acquiring barter exchanges and other businesses.

     During 1998, the Company purchased two barter exchange companies:
Commercial Barter of Illinois in Joliet, Illinois, and Wisconsin Barter Exchange in Madison, Wisconsin. During the nine months ended September 30, 1999, the Company conducted discussions with seven trade exchanges, one printing company, one travel agency and two print-media publications, but has not reached agreement with any as of the date of this Prospectus since the acquisition of the subject firms would require more cash than was on hand during the period. A principal purpose of this Offering is to permit the Company to proceed to negotiate and reach agreement for the acquisition of additional trade exchanges and other related businesses. We anticipate continuing negotiations and actively seeking additional prospects for acquisition following the conclusion of this Offering.

     From June 10, 1998 to September 30, 1999, we conducted a private placement of investment units, each consisting of two shares of Common Stock at a price of $3.00 per Share plus a warrant to purchase one Share of Common Stock at a price of $4.00 per Share. Subsequently, we split our shares two for one. We raised a total of $336,456 in the placement. In addition, the investors received warrants which entitled them to purchase up to 56,076 shares of common stock at a price of $4.00 per share (adjusted for the two for one stock split to the right to purchase 112,152 shares at $2.00 per share); if exercised, these warrants will add $224,304.00 of equity for our Company.

     During the fall of 1999, several holders of notes and warrants previously issued by the Company or by its affiliates converted their notes into Common Stock at a price of $2.00 per share. These actions reduced outstanding debt by $55,000.00 and increased paid in capital by the same amount.

     Changes in Assets and Liabilities

     From calendar year 1997 to 1998, we substantially increased our assets, reduced our debts and improved our overall liquidity. During the first nine months of 1999, we substantially increased our cash on hand, from $10,321 in 1998 to $122,179, a substantial 1,083.8% increase over the balance on hand at the end of the comparable period in 1998.

     Accounts receivable, earned trade credits and inventory also increased, although at a lesser rate than cash during these periods. As a result of these changes, total current assets increased by $90,514 or 33.9% from 1997 to 1998, and by $212,412 or 67.8% during the nine months ended September 30, 1999. During these same periods, fixed assets increased primarily as a result of purchases of furniture and equipment necessary to support increased personnel, however the rates of increase were not as great as was experienced in short term assets.

     While current liabilities increased somewhat from 1997 to 1998 and again during the nine month period ended September 30, 1999 over the same period a year earlier, the rate of increase was substantially less than the increases that we enjoyed in current assets, and we substantially paid down the balance due on long term debt, retiring debt owed to banks. As a result, overall liquidity improved substantially in these periods.

     The acquisitions of trade exchanges, however, did cause us to increase somewhat our account for goodwill, an intangible asset, from $-0- in 1997 to $54,363 in 1998.

     Our long term investor notes were unchanged at $55,000 from 1997 to 1998. However, during late 1999, all of the holders of the investor notes agreed to exchange their notes for common stock. See "Certain Relationships and Related Transactions."

     Common stock increased from $122,274 in 1997 to $292,216 in 1998, an increase of $169,942 or 138.98% as a result of the private placement to qualified investors of units of common stock and warrants, and the purchase of a trade exchanges partly paid in common stock. During the nine months ended September 30, 1999, common stock was further increased by $284,793 over the comparable period ended September 30, 1998 from $156,699 to $441,492, an increase of 181.7%. Later in 1999, holders of investor notes converted to common stock a total of $55,000.

     Our retained earning deficit decreased from $41,756 in calendar year 1997 to $32,382 in 1998, as a result of net profit earned during 1998. During the nine months ended September 30, 1999, we earned an additional $33,784 net profit, an increase of $25,638 over the net profit of $8,146 earned during the comparable period ended September 30, 1998.

     As a result, our total liabilities and shareholders equity increased from $356,475 in 1997 to $507,132 in 1998, an increase of $150,657 or 42.26%. During the nine months ended September 30, 1999, our total liabilities and shareholders equity increased from $469,056 to $660,492, a total of $191,436 or 40.81% for the period ended September 30, 1998 over the same period in the prior year.

INFLATION AND OTHER FACTORS THAT MAY AFFECT FUTURE RESULTS.

     We have not been affected by inflation in the past, and do not expect inflation to have a significant effect on operations in the foreseeable future.

FORWARD LOOKING INFORMATION

     From time to time, the Company or its representatives may have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Securities and Exchange Commission. Words or phrases such as "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project" or "projected" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protection of the safe harbor established in the Reform Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

     Management is unaware of any trends or conditions that could have a material adverse effect on the Company's consolidated financial position, future results of operations or liquidity. However, we do believe that there is considerable interest within the barter industry in considering consolidations of firms, based upon conversations management has had informally with heads of other barter exchange firms. We believe that this will lead to the identification of acquisition opportunities in the future, but may also encourage competitors to also seek acquisitions.

     Investors should also be aware of factors that could have a negative impact on the Company's prospects and the consistency of progress in the areas of revenue generation, liquidity and generation of capital resources. These include: (i) variations in the mix of corporate trading and trade exchange revenue, (ii) possible inability of the Company to attract investors for its equity securities or otherwise raise adequate funds from any source, (iii) increased governmental regulation of the barter business, (iv) a decrease in the cash fees and commissions realized by the Company based upon a substantial decrease in corporate or retail trade exchange transactions, and (v) unfavorable outcomes to litigation presently involving the Company or to which the Company may become a party in the future.

     The risks identified here are not all-inclusive. Furthermore, reference is also made to other sections of this Prospectus that include additional factors that could adversely impact the Company's business and financial performance. Moreover, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

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

                                    BUSINESS

INTRODUCTION

     Barter has been used by individuals since earliest times, pre-dating the creation of money. In its simplest form, two persons meet in person and trade whatever items each has in surplus. In barter's modern form, trade exchanges operating like banks using electronic credits (or trade dollars) maintained in computers, record multiple trades made among thousands of participating businesses. The following background information is taken principally from Roger Langrick, Barter Systems: A Business Guide for Trade Exchanges (Longmeadow Press
1994).

THE MODERN BARTER INDUSTRY

     The modern barter industry took shape in its current, systematic form in 1969 with the creation of the first barter exchange. From its start, barter exchange firms have expanded their memberships and additional firms have organized. By 1993, an estimated 270 barter system firms (including several with multiple licensees) have become established and provide services that involve an estimated 2 million persons, including some 200,000 member companies. Commercial trade exchanges are the most numerous, outnumbering corporate trade exchanges almost eight to one and catering to the largest number of members; the differences between these and other types of barter firms are described below.

     Trade exchanges range in size from the smallest operated by a single person from a small office to multi-person firms operating through multiple offices scattered over a wide area. The 35 largest commercial exchange firms handle approximately 50% of the estimated $700 million in transactions that flow through the system annually. Most trade exchanges are private companies, who make extensive use of computers to track their members, match transactions, and provide necessary accounting.

     The National Association of Trade Exchanges and the International Reciprocal Trade Association are two professional associations active in the industry. Trade exchanges have also joined in regional associations through which they recognize one another's trade dollars to allow members to exchange goods and services with members located in each other's service areas.

TYPES OF BARTER SYSTEMS

     The most common modern type of barter system is the regional or national commercial trade exchange, which accounts for 80% of the firms in the industry. These exchanges typically serve clients ranging in size from one man service firms to large manufacturing businesses. The commercial trade exchange keeps track of transactions of its clients expressed as trade dollars and debits, handles complaints, publishes a member directory and provides statements for the Internal Revenue Service ("IRS") at year end. It makes most of its profits from a service charge on each transaction and on membership fees.

     The corporate trade exchange or trading company has a different format and set of goals. It specializes in helping companies maximize their return on distressed inventory or otherwise unwanted assets. It arranges trades for other products and services that the company does want. It typically specializes in large transactions, using trade dollars as a bookkeeping device. Unlike the trade dollars of a trade exchange, which are backed by the goods and services of the network, the trade dollars of the corporate trade exchange are essentially a promise to perform. Corporate trade exchanges don't typically offer memberships or ongoing services, but act as brokers, taking their profits as a percentage of the transaction. Typically, the transactions they arrange are large, with $1 million as a typical minimum.

     The full service exchanges are a hybrid business which, although operating in the general field of inventory clearance, offer brokerage services in transactions involving smaller firms with excess inventory. These are often organized as divisions of companies whose principal business is something other than barter, with the television show Wheel of Fortune being a famous example; it barters television advertising for gifts awarded to its contestants.

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

     Countertrade is the generic name for international barter. A number of firms have been established to specialize in this field. Frequently, countertrade is required by a developing country which by law requires firms that wish to import goods for sale to its citizens to take products produced in the country rather than cash in return. In effect, this arrangement forces the trading company to assist the developing country to develop its export businesses. Oftentimes, the buyer of the export goods taken in exchange is located before the firm imports the goods.

     Finally, informal one-on-one barter has existed since the earliest history of mankind. In certain industries, it is used as a common marketing technique. Common applications today are the bartering of advertising time by radio stations for goods and services of the advertisers, game show swaps for prizes, exchanges of real estate for other real estate or for goods, services or even gemstones, and special event bartering, such as the holding of annual barter conferences by participating barter firms or by non-barter firms, such as resorts, hotels and lodges.

HOW BARTER WORKS

     In the typical barter transaction, a trade exchange grants a line of credit to a member expressed as an agreed amount of trade dollars typically referenced as "T$"; for example, T$100 refers to $100 worth of trade dollars. The member agrees to provide goods or services in the amount of the trade dollars granted to those members who wish to purchase them. Then, the member may trade the credits for goods or services that the member needs from other members. Periodically, each member has to account for any deficit in its trade account just as it would with any other loan.

     To compensate for providing its services, the trade exchange typically charges a one-time membership fee, monthly maintenance fees and a percentage of the price of each transaction; in addition, it typically charges an annual percentage of any trade credit that it extends to a member, just as any bank would charge for a loan. The annual fees and transaction fees are typically paid by the member to the trade exchange in cash, and loan fees are typically payable in trade dollars.

     Barter transactions which represent sales revenue are taxable as ordinary income to the recipient of the trade dollars, and conversely are deductible as ordinary expense by the grantor of the trade dollars. Barter income is reportable by the trade exchange to the Internal Revenue Service on Form 1099B.

ADVANTAGES AND DISADVANTAGES

     Barter offers a number of advantages to those who utilize it. A principle advantage to trade exchange members is referred to as "barter leverage". This refers to the fact that the typical member is purchasing a good or service in exchange for its own good or service, so consequently, each purchase carries with it, the implication that it results also in a probable sale. Since the actual cash cost of producing the good or service is typically less than the retail sale price, a person utilizing barter in effect is purchasing a good or service for a real cash cost that is only a fraction of the price of the good or service purchased; in effect, the barter member buys at wholesale, but sells its own good or service at retail. Frequently, the member will charge a higher price for barter than for cash to cover the charges due to the barter exchange; yet the benefit to the person bartering for the good or service is still great from purchasing through barter. For example, a member may have a cash cost to produce a product of $1,000; if it barters this product for a good or service priced at $1,500 (representing the retail price at which it is normally sold), the member has effectively bought the good or service for a cost of only $1,000 cash.

     This barter leverage works especially effectively when utilizing products that have become hard to sell. Rather than write down their value, the company may be able to secure full value through barter. Barter leverage works most effectively when trading for something that is perishable, such as the time of a professional, unused hotel space, or seats on an airline, and so on. Once the professional time is expended, the hotel room lies vacant, or the airline seat is unfilled for a flight, its value is lost forever. In those cases, exchange of the time, room or seat in barter offers an effective way to gain value from something that would otherwise have been rendered worthless. Because of barter leverage the value of barter to exchange members will often offset the fees charged by the barter exchange, and may even offset the effect of any increased price charged for barter deals by members.

     Barter also provides an effective means by which a member may enter new markets, gain trial usage by potential customers, or increase market share. The member may well find that he can reach a customer who would not otherwise have tried his product or service if the full price had to be paid in cash, but who will try his goods or services, sometimes in large amounts or on extended terms, when the price is being paid through goods or services of the purchaser given in barter through trade dollars. Because of the need to clear trade dollars over time, barter exchanges become affinity marketing networks in which members regularly seek out opportunities to do business with one another.

INFLATION OF CURRENCY

     The trade exchange, however, must be careful not to extend too many trade dollars so that it does not "depreciate" their value through a form of trade credit inflation. In fact, members who receive an extension of trade credit when they open their account must over time supply goods and services equal to the credits they receive, and in turn they must spend the credits that they have received through the purchase of the goods and services of other members.

CONSUMER TRADE ON THE INTERNET

     A number of firms now offer the ability to barter and exchange goods and services through electronic exchanges or bulletin boards. We believe that trade through the Internet will continue to increase and so we are planning to institute our own electronic barter exchange on the World Wide Web in the future.

THE COMPANY

     The Company is a holding company that presently has two operating subsidiaries which comprise the Continental Trade Exchange Barter Network ("CTE"). The primary subsidiary, Continental Trade Exchange, Ltd., began functioning in July of 1985 and serves the greater Milwaukee, Madison, Green Bay and Fox River Valley areas of Wisconsin. CTE now has a base of more than 800 active member clients in the Milwaukee area, and has witnessed a steady growth in its client enrollment and trading revenue.

     In August of 1989, the Company acquired the client base and other assets of the Mid-American Exchange Corp. ("MIDEX"), an active barter exchange located in Green Bay, Wisconsin. MIDEX had been functioning since March of 1984 and had a client enrollment of more than 300 business and professional people throughout the Fox River Valley and north into Door County, Wisconsin. In June of 1996, the Company acquired the client base and other assets of Midwest Trade Exchange ("MTE"), a North Chicago, Illinois based barter system that was founded in 1983. MTE, one of America's most respected barter systems, had a client enrollment of approximately 700 members. During 1998, we purchased two barter exchange companies: Commercial Barter of Illinois in Joliet, Illinois, and Wisconsin Barter Exchange in Madison, Wisconsin. As a result of these acquisitions, the combined operations of CTE now cover the eastern portions of Wisconsin and northern Illinois, having more than 2,400 clients, ranging from Peoria, Illinois to Door County, Wisconsin. Trade volume for the year ending December 31, 1998 totalled $9,689,000, producing consolidated gross revenues for our Company of approximately $1,200,000.

NATURE OF BUSINESS

     CTE has created a network of more than 2,400 businesses who regularly trade their goods and services with each other. Through the participation of these firms in our CTE barter program, these companies are provided with an effective revenue management tool which enables them to identify and capture incremental income, move surplus inventories and profitably capitalize on their excess capacity. CTE functions as a third-party record-keeper, a status granted to it by the IRS, and also manages its overall barter system. In addition, it acts as a principal in certain transactions in which it acquires various products, including fine art, real estate and other commodities which it either holds as investments or sells at a profit. This allows us to fulfill one of our principal objectives which is to build value for our shareholders.
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

     To provide clients with a flexible and effective means of trading, CTE has created an alternative monetary system which utilizes its own unique currency. Upon enrolling in the program, each member is assigned a barter account (much like a traditional bank account) through which it receives CTE "trade dollars", the medium of exchange for our barter system. Under the Tax Equity and Financial Responsibility Act of 1982 (TEFRA), we are required to report all barter sales to the IRS on magnetic media. For accounting and tax purposes, the IRS has ruled that trade dollars are treated the same as cash. Accordingly, the Company may in any period report significant revenue, profits and increases in net assets from transactions denominated in CTE trade dollars or other non-cash consideration.

     Barter exchanges, like the Company subsidiaries, have a unique characteristic: they not only operate with traditional cash currency, but they also can issue trade dollars, which constitute their own unique currency. Through trade dollars, barter exchanges are able to acquire products, services, and even other businesses. They accomplish this in the following manner: In the every-day operation of their businesses, trade exchanges permit member clients to barter their goods and services with other clients. The clients do this in several ways. Some sell their products to the barter network directly; others issue trade certificates that are redeemable for their goods or services; and the balance transact their barter business by issuing trade vouchers, which are similar in appearance and function to MasterCard or VISA forms. In return, the selling clients receive trade dollars (also referred to as "trade credits") from the exchange, and they may then use these dollars to purchase services or products that are available in the program.

     The trade dollars issued by the trade exchange are identical in function to traditional government based currency. As the Company's barter exchanges have grown a wider client base, they have achieved acceptance of their trade dollars throughout much of Wisconsin and now in northern Illinois among their members. Even many unsolicited people have approached the Company and offered their products and other assets (including real estate) in return for trade dollars issued by the Company's subsidiaries.

     As the Company's barter network is further expanded into other cities and states, the trade currency issued by its trade exchange subsidiaries will continue to gain recognition throughout an increasingly wider area. Management intends to seek nationwide and possibly international acceptance over time.

CASH AND TRADE DOLLAR INCOME

     Just as the Company's members conduct transactions in both traditional currency and in trade dollars, the Company and its subsidiaries also earn revenue in both traditional dollars and in trade dollars.

     Our cash income is generally created in four ways: (1) through membership set-up fees assessed when a member joins, presently $395.00 due upon joining;
(2) through transaction fees generated when clients spend their trade dollars to purchase merchandise from other members or even occasionally from the CTE product inventory (typically a charge equal to 10% or 12% of the purchase price); (3) through monthly maintenance fees, currently, an amount of $10.00 cash and $10.00 trade dollars assessed per month under plan number one; or both $15.00 cash and $15.00 trade credit assessed per month under plan number two; and (4) through "cash conversions", the selling for cash of products originally purchased by the Company with its own trade dollars.

     We generate trade profits in various ways. Typically, we barter at retail prices. However, in some situations, usually when dealing with manufacturers, we are able to purchase products for trade dollars at wholesale price levels. These products can then be liquidated at retail prices through the barter program. Some specific clients, such as radio and TV stations, hotels, and restaurants, are not accustomed to paying cash fees because they already are involved in many direct barter transactions for their services. In dealing with these people, the exchange will occasionally accept a favorable trade ratio (usually $3.00 of air time, room or food certificates, etc. for $2.00 of trade credit) in lieu of a cash service fee, and such situations can produce a substantial trade dollar surplus. In addition, the exchange also has an opportunity to create considerable trade profits by purchasing wholesale, closeout and liquidation merchandise for cash, and then liquidating such products through the trade program. See "Liquidation & Closeout Sales" below.

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

USES OF TRADE DOLLARS

     We can use earned trade dollars to purchase goods and services vital to our operations, such as office supplies, office furniture and equipment, advertising, printing and janitorial services, to name some common uses. We can also convert trade profits to cash whenever we use our trade dollars to buy products which we then liquidate for cash.

LIQUIDATION AND CLOSEOUT SALES

     Basic to its functioning as a barter network, the Company and its subsidiaries may help businesses to liquidate their under-utilized assets and to realize value from their excess capacity. There is currently a large amount of liquidation merchandise available in America. This merchandise can take the form of manufacturers' overruns, returned merchandise, factory seconds, last year's obsolete models, government surplus, bankrupt stock, etc. Because of all these opportunities, the Company intends to develop a liquidation and closeout division through which the Company will first attempt to purchase the products with its own trade dollars. If quality merchandise can be obtained in that fashion, some of it can be sold at considerable markups through the barter network, and the balance can then be converted to cash.

     However, many companies are willing to liquidate such merchandise at bargain prices only because of an urgent need for hard cash. To take advantage of those situations, the Company plans to set aside a portion of its working capital (which may include a portion of funds raised herein) for the purchase of desirable merchandise that the Company is unable to acquire with its trade dollars. The Company expects to be able to purchase such merchandise in many cases for as little as ten to twenty cents on the dollar (based upon retail prices), and then to liquidate the items through its barter system (to its own members as individual sales, or in quantity to other barter networks) at, or near, the original list price; when these transactions are successful, this may generate very substantial trade profits and service fees for the Company. Since the Company will have a low cost basis in the remaining merchandise, goods which do not move through the barter system can then be liquidated in bulk for cash at no loss to the Company.

EXPANDING BARTER NETWORK

     Much of the previous growth of the Company is a direct result of its earlier acquisitions. Management intends to utilize a substantial portion of the proceeds of this Offering to acquire other barter systems that may complement its existing network. Management believes that the barter industry is entering a period of consolidation similar to that being experienced in the banking industry.

     As the Company has demonstrated in its prior acquisitions, a special synergy may occur in these types of mergers resulting in part from important reductions in overhead expenses. For example, in the case of our North Chicago office, the previous operation (Midwest Trade Exchange) had twelve employees. The new Continental Trade Exchange of Illinois is generating the same revenue as MTE, but is doing so with five employees. This is possible because overlapping jobs have been eliminated.

     In addition to expanding its barter network through acquisitions, the Company will also seek to grow by expanding its existing markets. To accomplish this, the Company intends to hire additional salespeople and trade brokers. The Company is presently enrolling approximately 40 to 50 new clients per month. Management believes that an expanded sales force could substantially increase recruitment and correspondingly increase the Company's gross revenues and bottom-line profits.

COMPETITION

     There are more than 270 barter exchanges in America, and the Company, through its Continental Trade Exchange subsidiary has established a reciprocal relationship with many of those firms. As a result, the Company has been able to expand its travel and lodging opportunities for its clients. In Wisconsin, CTE is the only statewide barter network. In recent years, two barter groups from Chicago have done some business in the Milwaukee area, but the Company purchased the client base of one of the firms, and is informed that the other firm has a total of less than 300 clients in this market, many of whom are also CTE members.

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

OUR GROWTH STRATEGY

     The CTE barter system began operations in July of 1985 and has had a record of consistent and steady growth. This growth has been generated both internally and through the acquisition of other barter networks. During the past several years, we have acquired five independent trade exchange operations. We believe that the barter industry, much like the banking industry, is ready for a period of massive consolidation and, therefore, we intend to utilize proceeds of this offering to substantially increase this growth process through a series of additional mergers and acquisitions.

     In 1997, the Company acquired the assets and client base of Midwest Trade Exchange in North Chicago, Illinois. The purchase of this operation allowed us to establish a strong presence in the Greater Chicago marketplace and to increase revenues by more than 40%. During 1998, the Company acquired the assets of Joliet-based Commercial Barter of Illinois, thereby increasing our penetration into the Chicago area. We also purchased the assets and client base of Wisconsin Barter Exchange, providing us with an office in Madison, Wisconsin. These two acquisitions added more than 400 clients to our roster and increased revenues by more than 20%. A major factor in growth through acquisitions is our ability to achieve unique synergies with the acquired client base and profit-enhancing economies of scale. Generally, the Company can improve the operating performance of acquired firms since the cost of processing a larger volume of trade transactions can be handled with existing personnel.

     We intend to continue our growth-through-acquisition strategy by concentrating on identifying and purchasing trade exchanges in areas where we can develop or maintain a dominant market position. We believe that a dominant position within a market gives us better visibility within that market, allows us to offer a wider range of customer products and services for the benefit of our clients, and ensures that we will achieve greater economies of scale.

     We also expect future internal growth from our present base of operations as we regularly add new members to the system. To accomplish this, we intend to allocate a portion of the funds from this offering to the hiring of new sales and marketing people in each of our geographic areas. We also hope to acquire trade exchanges in strategic target markets or, where this is not possible, to open new company-owned branch offices in those areas. Some of these will be established through our new CTE broker-licensing program which is currently under development.

ACQUISITION OF OTHER BUSINESSES

     Company management believes that barter activity and cash revenues can be further enhanced through the acquisition of other businesses that utilize barter heavily. For example, Continental Trade Exchange has a very active travel department that, each month, books hundreds of lodging packages for its clients. After we reserve the lodging, these clients have, in the past, been required to contact an outside travel agency or an airline directly for their flight tickets. To take advantage of this situation, we have recently created CTE Travel, our own full-service travel agency. Because we already have a captive market of travellers, we will be able to generate new revenues in the form of airline commissions for the Company. We will also create income in commissions for cruises, rental car reservations and special tour group packages. To further enhance our travel division, we have acquired the customer base of a recently closed travel agency, giving us additional future revenue in this area. But most important, our expansion into the travel business did not require us to take the risks that face most other entrepreneurs because we already have an office, a staff of workers and a computer system in place.

     Other businesses that have synergies with barter are advertising media firms like magazines, coupon mailers, direct mail marketers and similar publications; radio and television stations and other broadcast media; printing companies and related businesses; plus hotels, resorts, cruise lines and other ventures in the travel industry.

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

BARTERING ON THE INTERNET

     Though the core business of our CTE barter network will continue to produce a steady stream of revenue, we realize that our greatest potential for explosive growth can come from the Internet. We are currently in the process of developing a dynamic e-commerce Web site that we hope will expand our previous business-to-business network into a comprehensive, worldwide barter system that will also allow consumers (i.e. the general public) to trade their personal possessions and other products on-line. A special feature of the Internet operation will be the on-line barter auction where members will have the opportunity to bid (in trade dollars) on items being offered by others, or submit their own merchandise for sale. To keep a steady flow of products available for the auction, we will also offer hard goods from our own inventory as well as appropriate items from the existing CTE barter system. In preparing for this program, we have registered the Internet domain name: www.barterinternet.com. A percentage of the proceeds from this stock offering will be used to build the Web site and to advertise and promote the on-line consumer barter network.

     In addition to our Barter Web site, we intend to capitalize upon the growing commercial influence of the Internet by building one of the most active networks of business owners and buyers in cyberspace. Because we have already created an alternative monetary system with our trade dollars, we hope to expand this concept by developing a new Internet currency. To do this, we will be developing a new Company bonus card, similar to a traditional VISA or MasterCard, but this card will be usable for both cash and barter purchases. And the member-users of the card will receive bonuses in the form of rebates and other discounts from the growing list of business establishments who will be accepting the card.

EMPLOYEES AND FACILITIES

     The Company currently has twenty-two full-time employees: fourteen at its principal place of business in New Berlin, Wisconsin; one in Green Bay, Wisconsin; two in Madison, Wisconsin; and five in North Chicago, Illinois. None of the Company's employees are represented by a union or covered by a collective bargaining agreement. The Company believes its relationships with its employees to be excellent.

     The Company's executive offices and principal operating facilities occupy 6,500 square feet of leased space located at 16901 W. Glendale Drive, New Berlin, Wisconsin, under a lease from Glendale Investments, LLC., a Wisconsin limited liability company owned by Donald F. Mardak, Dale L. Mardak and John E. Strabley, Jr., officers and directors of the Company. Rent and other terms of the Company's lease, which expires September 30, 2002, are believed to be comparable to those available for similar space from unaffiliated, third-party lessors in the area. See "Certain Relationships and Related Transactions." The Company also leases (i) 500 square feet of office space at 1012 South Broadway, Green Bay, Wisconsin; (ii) 400 square feet of office space at 2814 Seyne Road, Madison, Wisconsin; and 1,600 square feet of office space at 2300 Green Bay Road, North Chicago, Illinois. The Green Bay and Madison, Wisconsin offices and the North Chicago, Illinois office are leased from unaffiliated parties. The lease agreement covering the Madison, Wisconsin office expires June 30, 2000; the leases covering the Green Bay, Wisconsin and the North Chicago, Illinois office are both on a month-to-month basis. Upon the expiration of its current leases, the Company expects that, in each case, it will be able to obtain either a renewal lease, if desired, or a new lease at an equivalent or better location.

     In the future, the Company intends to hire additional persons and lease or purchase office space to service other markets as it expands; some of these may represent personnel and office space that may be acquired in the purchase of other barter exchange firms. When possible it will seek to achieve operating efficiencies by reducing acquired personnel and space while conducting the resulting increased business through its principal place of business in Milwaukee. However, there can be no assurance that it will be able to achieve operating efficiencies in this manner or obtain required personnel.

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

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The current directors and executive officers of the Company are as follows:

                   NAME                       AGE                     POSITION
                   ----                       ---                     --------
Donald F. Mardak..........................    63     Chief Executive Officer, President and
                                                     Director
John E. Strabley, Jr. ....................    36     Executive Vice President and Director
Dale L. Mardak............................    39     Vice President, Treasurer and Director
Judy E. Mardak............................    59     Secretary

     DONALD F. MARDAK has been the Chief Executive Officer, President and a director of the Company since its inception in 1988. From 1970 to 1974, Mr. Mardak was a partner in Learning Unlimited, a division of Hal Leonard Publishing Corp. In 1974, he founded Don Mardak Piano & Organ Centers, Ltd., a chain of retail piano and organ stores in the Greater Milwaukee area. In 1985, Mr. Mardak founded the CTE Barter Network under the name "Continental Trading Company," a sole proprietorship. Continental Trading Company was incorporated in 1988 as Continental Trade Exchange, Ltd. and is now the primary operating subsidiary of International Monetary Systems, Ltd. Currently, Mr. Mardak is the President of the National Association of Trade Exchanges, the principal barter industry association. In the spring of 2000, he will become Chairman of the Board of this association.

     JOHN E. STRABLEY, JR. has been the Executive Vice President and a director of the Company since 1997. Mr. Strabley joined Continental Trade Exchange, Ltd. as a trade broker in 1991. In 1992, he was promoted to General Manager, and, in August of that year, was appointed as Vice President of Continental Trade Exchange, Ltd. and the Company. In 1995, Mr. Strabley passed the barter industry certification examination and was awarded with the industry's highest designation of CTB -- Certified Trade Broker. In 1997, Mr. Strabley was named Executive Vice President of the Company and became a director of both Continental Trade Exchange, Ltd. and the Company.

     DALE L. MARDAK has been Vice President and a director of the Company since 1997. He joined Continental Trade Exchange, Ltd. in 1993 as a trade broker and was appointed trade director in 1995. In 1997, he was appointed Vice President, Treasurer and a director of both Continental Trade Exchange, Ltd. and the Company.

     JUDY E. MARDAK has been Secretary of the Company since its inception in 1988. In 1988, she joined Continental Trade Exchange, Ltd. as Office Manager and head bookkeeper. In 1990, she became the first Continental Trade Exchange, Ltd. trade broker, and in 1991 was appointed as Trade Director, a position she held until 1995. Mrs. Mardak continues to serve as the Company's Office Manager.

     Donald F. and Judy E. Mardak are husband and wife. John E. Strabley, Jr. is their son-in-law, and Dale L. Mardak is their son. Kimberly A. Strabley, the daughter of Donald F. and Judy E. Mardak and the wife of John E. Strabley, Jr., is also employed by the company as travel director and reciprocal accounts manager.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors of the Company and serve at the discretion of the Board.

     See "Principal Stockholders."

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the compensation paid by the Company to its Chief Executive Officer ("Named Executive Officer") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1997, 1998 and 1999. No executive officer or other employee of the Company at December 31, 1999 received cash compensation in excess of $100,000 for fiscal 1999.

                                                              ANNUAL COMPENSATION
                                                         -----------------------------       ALL OTHER
             NAME AND PRINCIPAL POSITION                 YEAR    SALARY($)    BONUS($)    COMPENSATION($)
             ---------------------------                 ----    ---------    --------    ---------------
Donald F. Mardak.....................................    1999     90,000        --              --
  Chief Executive Officer and President                  1998     88,000        --              --
                                                         1997     52,000        --              --

     Option Grants in the Last Fiscal Year. No options were granted to the Named Executive Officer, or to any other party, for the fiscal year ended December 31, 1999.

     Option Exercises in Last Fiscal Year (1999) and Aggregate Option Values at December 31, 1999. No options were exercised by the Named Executive Officer during fiscal 1999, and, as of December 31, 1999, no unexercised options were held by such Named Executive Officer.

DIRECTORS' COMPENSATION

     Directors of the Company are not compensated for acting as directors, nor are they reimbursed for expenses related to serving in such capacity.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Bylaws provide for the elimination, to the fullest extent permissible under Wisconsin law, of the liability of its directors to the Company for monetary damages. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief. The Company's Bylaws provide that the Company shall indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from certain specified misconduct), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Wisconsin law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification. See "Indemnification for Securities Act Liabilities."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CERTAIN TRANSACTIONS

     The Company currently leases its executive offices and principal operating facilities, consisting of 6,500 square feet of space located at 16901 West Glendale Drive, New Berlin, Wisconsin, from Glendale Investments, LLC., a Wisconsin limited liability company owned by Donald F. Mardak, Dale L. Mardak and John E. Strabley, Jr., officers and directors of the Company, under a triple net lease which commenced in October, 1999 and expires September 30, 2002. For fiscal 1999, the Company made rental payments aggregating $15,000 to Glendale Investments, LLC. Rent and other terms of the Company's lease are believed to be comparable to those available for similar space from unaffiliated, third-party lessors in the area.

     On July 20, 1999, the Company sold an aggregate of 10,000 shares of Common Stock to one of its employees, Dale L. Mardak, a director and officer, pursuant to the exercise of options granted in 1996, at the price of $1.00 per share, or an aggregate purchase price of $10,000.

     During the fiscal year ended December 31, 1999, the Company effected 2 for 1 splits of its outstanding Common Stock, effective as of July 28 and December 28, 1999, respectively. Also effective as of July 28, 1999, the par value of the Company's Common Stock was changed from $0.01 per share to $0.0001 per share.

     The Company has no loans outstanding to any of its directors or officers.

     CONFLICTS OF INTEREST

     Certain potential conflicts of interest are inherent in the relationships of the Company and its affiliates.

     From time to time, affiliates of the Company may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business owned and operated by the Company and/or its affiliates (but not directly competitive with its business), and expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with the Company and its affiliates with respect to operations (including financing and marketing), management time and services and potential customers. Such activities may give rise to conflicts between or among the interests of the Company and other businesses with which its affiliates are associated. Affiliates of the Company are in no way prohibited from undertaking such activities, and the Company and its shareholders will have no right to require participation in such other activities.

     Further, because the Company intends to transact business with certain of its officers, directors and affiliates, as well as with firms in which certain of its officers, directors or affiliates have a material interest (including without limitation the lease agreement described above under "Certain Relationships and Related Transactions -- Certain Transactions"), potential conflicts may arise between the respective interests of the Company and such related persons or entities. Management believes that such transactions will be effected on terms at least as favorable to the Company as those available from unrelated third parties.

     With respect to transactions involving real or apparent conflicts of interest, the Company has adopted policies and procedures which require that (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of the Company's disinterested outside directors and (iii) the transaction be fair and reasonable to the Company at the time it is authorized or approved by the directors.

     Kranitz & Philipp, securities counsel to the Company, are also counsel to the Managing Placement Agent. The Company may be represented by other independent counsel in all instances (including securities law matters) where its interests are deemed to conflict with those of the Managing Placement Agent.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of December 31, 1999, and as adjusted to reflect the sale of the 1,000,000 shares of Common Stock offered hereby, certain information with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Common Stock, (ii) each director of the Company, (iii) the Company's sole Named Executive Officer and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below have sole voting and dispositive power with respect to such shares, except as otherwise indicated.

                                                        SHARES BENEFICIALLY               SHARES BENEFICIALLY
                                                    OWNED PRIOR TO OFFERING(1)          OWNED AFTER OFFERING(1)
                                                    ---------------------------         -----------------------
                 STOCKHOLDER                          NUMBER           PERCENT           NUMBER         PERCENT
                 -----------                          ------           -------           ------         -------
Donald F. Mardak(2)..........................        1,440,000          69.2%           1,440,000        46.8%
13470 W. Fountain Dr.
New Berlin, WI 53151
Dale L. Mardak...............................          128,000           6.1%             128,000         4.2%
5815 S. Vista Dr.
New Berlin, WI 53151
John E. Strabley, Jr.(3).....................           64,000           3.1%              64,000         2.1%
28440 Joanie Lane
Waterford, WI 53185
All directors and executive officers
  as a group (3 persons).....................        1,632,000          78.4%           1,632,000        53.0%

-------------------------
(1) The indicated number of shares has been adjusted to reflect 2 for 1 splits of the outstanding Common Stock of the Company, effective as of July 28 and December 28, 1999, respectively. See "Certain Relationships and Related Transactions."

(2) Does not include 40,000 shares held by his wife, Judy E. Mardak, as to which Mr. Mardak disclaims beneficial ownership.

(3) Does not include 100,000 shares held by his wife, Kimberly A. Strabley, as to which Mr. Strabley disclaims beneficial ownership.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Bylaws of the Company and certain provisions of the Wisconsin Business Corporation Law provide that the Company shall indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from certain specified misconduct), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Wisconsin law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), may be permitted pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See "Description of Securities."

                           DESCRIPTION OF SECURITIES

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.0001 per share, and 5,000,000 of preferred stock, par value $0.0001 per share. As of the date of this Prospectus, there were 2,082,704 shares of Common Stock (beneficially owned by approximately 42 persons) and no shares of preferred stock were outstanding.

COMMON STOCK

     Holders of Common Stock are entitled to one vote per share of Common Stock beneficially owned on each matter submitted to a vote at a meeting of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law ("Wisconsin Corporations Act"). The Common Stock does not have cumulative voting rights, which means that the holders of a majority of voting shares voting for the election of Directors can elect all of the members of the Board of Directors.

     The Common Stock has no preemptive rights and no redemption or conversion privileges.

     The holders of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the shareholders. Under the Wisconsin Corporations Act, a majority vote of shares represented at a meeting at which a quorum is present is sufficient for all actions that require the vote of shareholders; however, certain actions require enhanced approval by either a supermajority of two-thirds of all outstanding shares entitled to vote and certain actions require a majority of all outstanding shares entitled to vote. See "Description of Securities -- Certain Statutory and Other Provisions." All of the outstanding shares of the Common Stock are, and the shares to be sold by the Company as part of the offering when legally issued and paid for will be, fully paid and nonassessable, except for certain statutory liabilities which may be imposed by Section 180.0622(2)(b) of the Wisconsin Corporations Act for unpaid employee wages.

LIMITATION OF DIRECTOR LIABILITY

     Section 180.0828 of the Wisconsin Corporations Act provides that officers and directors of domestic corporations may be personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and wilful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or Management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders.

INDEMNIFICATION

     Under the Wisconsin Corporations Act, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (i) a wilful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(iii) a transaction from which the director or officer derived an improper personal profit; or (iv) wilful misconduct. The Wisconsin Corporations Act allows a corporation to limit its obligation to indemnify officers and directors by providing so in its articles of incorporation.

     The Company's By-Laws provide for indemnification of directors and officers to the fullest extent permitted by Wisconsin law.

CERTAIN STATUTORY AND OTHER PROVISIONS

     The provisions of the Company's By-Laws and the Wisconsin Corporations Act described in this section may delay or make more difficult acquisitions or changes of control of the Company not approved by the Company's Board of Directors. Such provisions have been implemented to enable the Company, particularly (but not exclusively) in the initial years of its existence as a publicly-traded company, to develop its business in a manner which will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of the Company and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of the Company, although such proposals, if made, might be considered desirable by a majority of the Company's shareholders. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current Management of the Company without the concurrence of the Board of Directors.

     Number of Directors; Removal; Vacancies. The By-Laws currently provide that the number of Directors shall be seven. The authorized number of Directors may be changed by amendment of the By-Laws. The ByLaws also provide that the Company's Board of Directors shall have the exclusive right to fill vacancies on the Board of Directors, including vacancies created by expansion of the Board or removal of a Director, and that any Director elected to fill a vacancy shall serve until the next annual meeting of shareholders. The By-Laws further provide that Directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of Directors. This provision, in conjunction with the provisions of the By-Laws authorizing the Board to fill vacant Directorships, could prevent shareholders from removing incumbent Directors and filling the resulting vacancies with their own nominees.

     Amendments to the Articles of Incorporation. The Wisconsin Corporations Act provides authority to the Company to amend its Articles of Incorporation at any time to add or change a provision that is required or permitted to be included in the Articles or to delete a provision that is not required to be included in such Articles. The Company's Board of Directors may propose one or more amendments to the Company's Articles of Incorporation for submission to shareholders and may condition its submission of the proposed amendment on any basis if the Board of Directors notifies each shareholder, whether or not entitled to vote, of the shareholders' meeting at which the proposed amendment will be voted upon.

     Constituency or Stakeholder Provision. Under Section 180.0827 of the Wisconsin Corporations Act ("Stakeholder Law"), in discharging his or her duties to the Company and in determining what he or she believes to be in the best interests of the Company, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the Company operates and any other factors that the director or officer considers pertinent.

     Wisconsin Antitakeover Statutes. Sections 180.1140 to 180.1144 of the Wisconsin Corporations Act ("Business Combination Law") regulate the broad range of "business combinations" between a "resident domestic corporation" (such as the Company) and an "interested stockholder." The Business Combination Law defines a "business combination" to include a merger or share exchange, or a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the market value of the stock or assets of the corporation or 10% of its earning power, or the issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, the adoption of a plan of liquidation or dissolution and certain other transactions involving an "interested stockholder," defined as a person who beneficially owns 10% of the voting power of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three years. Section 180.1141 of the Business Combination Law prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested stockholder for a period of three years following the date such person becomes an interested stockholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested stockholder before such acquisition. Accordingly, the Business Combination Law's prohibition on business combinations cannot be avoided during the three-year period by subsequent action of the board of directors or shareholders. Business combinations after the three-year period following the stock acquisition date are permitted only if (i) the board of directors approved the acquisition of the stock by the interested stockholder prior to the acquisition date, (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder, or (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount.

     In addition, the Wisconsin Corporations Act provides in Sections 180.1130 to 180.1133, that business combinations involving a "significant shareholder" (as defined below) and a "resident domestic corporation" (such as the Company) are subject to a two-thirds supermajority vote of shareholders ("Fair Price Provision"), in addition to any approval otherwise required. A "significant shareholder," with respect to a resident domestic corporation, is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. It is anticipated that after completion of the offering, the Company will be an "issuing public corporation."

     Under the Wisconsin Corporations Act, the business combinations described above must be approved by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (i) the aggregate value of the per share consideration is equal to the higher of (a) the highest price paid for any common stock of the corporation by the significant shareholder in the transaction in which it became a significant shareholder of within two years before the date of the business combination, (b) the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is highest, or (c) the highest liquidation or dissolution distribution to which holders of the shares would be entitled, and (ii) either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

     Section 180.1134 of the Wisconsin Corporations Act ("Defensive Action Restrictions") provides that, in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. Under the Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual who or organization which owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares, or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

     The restrictions described in clause (i) of the preceding paragraph may have the effect of deterring a shareholder from acquiring shares of the Common Stock with the goal of seeking to have the Company repurchase such shares at a premium over the market price.

     Section 180.1150 of the Wisconsin Corporations Act provides that the voting power of shares of public Wisconsin corporations such as the Company held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This statutory voting restriction does not apply to shares acquired directly from the Company or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

     Antitakeover Consequences. Certain provision of the Company's Articles of Incorporation and By-Laws may have significant antitakeover affects, including the inability of the shareholders to remove directors without cause, and the ability of the remaining directors to fill vacancies.

     The explicit grant in the Stakeholder Law of discretion to directors to consider non-shareholder constituencies could, in the context of an "auction" of the Company, have antitakeover effects in situations where the interests of stakeholders of the Company, including employees, suppliers, customers and communities in which the Company does business, conflict with the short-term maximization of shareholder value.

     The Fair Price Provision may discourage any attempt by a shareholder to squeeze out other shareholders without offering an appropriate premium purchase price. In addition, the Defensive Action Restrictions may have the effect of deterring a shareholder from acquiring the Common Stock with the goal of seeking to have the Company repurchase the Common Stock at a premium. The Wisconsin Corporations Act statutory provisions and the Company's By-Law provisions referenced above are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company's Board of Directors, and to ensure that sufficient time for consideration of such a proposal, and any alternatives, is available. Such measures are also designed to discourage investors from attempting to accumulate a significant minority position in the Company and then use the threat of a proxy contest as a means to pressure the Company to repurchase shares of Common Stock at a premium over the market value. To the extent that such measures make it more difficult for, or discourage, a proxy contest or the assumption of control by a holder of a substantial block of the Common Stock, they could increase the likelihood that incumbent Directors will retain their positions, and may also have the effect of discouraging a tender offer or other attempt to obtain control of the Company, even though such attempt might be beneficial to the Company and its shareholders.

TRANSFER AGENT AND REGISTRAR

     The Company is the Transfer Agent and Registrar for the Common Stock.

                     COMMON STOCK ELIGIBLE FOR FUTURE SALE

     Prior to the offering there has been no market for the Common Stock of the Company. The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Common Stock in the public market, or the perception that such sales may occur, could adversely affect prevailing market prices. See "Risk Factors."

     Upon completion of the offering, the Company expects to have 3,081,704 shares of Common Stock outstanding. Of the shares outstanding after the offering, the 1,000,000 shares of Common Stock sold in the offering will be freely tradeable without restriction under the Securities Act, except for any such shares which may be acquired by an "affiliate" of the Company, as that term is defined in Rule 144 promulgated under the Securities Act of 1933 ("Rule 144"), which shares will be subject to the volume limitations and other restrictions set forth in Rule 144, described below. An aggregate of 2,081,704 shares of Common Stock held by the existing stockholders of the Company upon completion of the offering will be "restricted securities" (as that phrase is defined in Rule 144) and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from such registration, including among others, the exemption provided by Rule 144 under the Securities Act.

     In general, under Rule 144 as currently in effect, beginning ninety days after the date of this Prospectus, if a period of at least one year has elapsed since the later of the date the "restricted securities" were acquired from the Company or the date they were acquired from an affiliate, then the holder of such restricted securities (including an affiliate) is entitled to sell in the public market a number of shares within any three-month period that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 30,800 shares immediately after the offering) or the average weekly reported volume of trading of the Common Stock during the four calendar weeks preceding such sale. Under Rule 144, the holder may only sell such shares through "brokers' transactions" or in transactions directly with a "market maker" (as such terms are defined in Rule 144). Sales under Rule 144 are also subject to certain requirements regarding providing notice of such sales and the availability of current public information concerning the Company. Affiliates may sell shares not constituting restricted shares in accordance with the foregoing volume limitations and other requirements but without regard to the one-year holding period. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or the date they were acquired from an affiliate, as applicable, a holder of such restricted securities who is not an affiliate at the time of the sale and has not been an affiliate for at least three months prior to the sale would be entitled to sell the shares in the public market without regard to the volume limitations and other restrictions described above. Beginning 90 days after the commencement of the offering, approximately 1,913,400 shares of Common Stock will be eligible for sale in the public market pursuant to Rule 144, subject to the volume limitations and other restrictions described above.

     Notwithstanding the foregoing, the Company's officers and directors, who own an aggregate of approximately 1,746,000 shares of Common Stock have agreed that, without the prior consent of the Managing Placement Agent, they will not
(i) directly or indirectly, sell, offer to sell, grant a option for the sale of or otherwise dispose of any shares of Common Stock or securities or rights convertible into or exercisable or exchangeable for Common Stock (except through gifts to persons who agree in writing to bound by such restrictions) or (ii) make any demand for or exercise any right with respect to the registration any Common Stock or other such securities, for a period of 120 days after the date of this Prospectus.

                                  UNDERWRITING

     The Company has entered into an agreement with J.E. Liss & Company, Inc. d/b/a Liss Financial Services ("Managing Placement Agent"), providing for the offering of the Common Stock ("Managing Placement Agent Agreement"). The principal offices of the Managing Placement Agent are located at 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and its telephone number is (414) 225-3555.

     The Managing Placement Agent is not obligated to purchase any of the securities offered hereby, but has agreed to use its best efforts, as agent for the Company, to sell up to 1,000,000 shares of Common Stock. There is no minimum aggregate amount required to be sold in the offering; all funds will become immediately available to the Company for the purposes described herein under "Use of Proceeds." The Company reserves the right to refuse to sell Common Stock to any person and, in its discretion, may terminate the offering at any time.

     All funds tendered for the Common Stock will be held in escrow by Grafton State Bank, Grafton, Wisconsin ("Escrow Agent"), pursuant to an agreement among the Company, the Managing Placement Agent and Escrow Agent ("Escrow Agreement"). Pending disbursement under the terms of the Escrow Agreement, subscription proceeds will be deposited in a segregated account and invested in short-term United States government securities, securities guaranteed by the United States government, certificates of deposit or time or demand deposits in commercial banks located in the United States.

     The Company will determine, in its sole discretion, to accept or reject purchase offers within five days following receipt thereof. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the Escrow Agent, without interest or deduction, pursuant to the terms of the Escrow Agreement. The preferred minimum purchase per investor is 1,000 shares of Common Stock; however, the Company may, in its sole discretion, sell fewer shares to any investor. No purchase offer is subject to withdrawal, revocation or termination by the purchaser.

     The Company proposes to offer the Common Stock to the public at the public offering price set forth on cover page of this Prospectus, and will pay to the Managing Placement Agent commissions in an amount equal to 8% of the aggregate purchase price of the Common Stock sold. The Managing Placement Agent may reallow all or any part of such commissions to any broker-dealer member of the NASD who is designated by it to participate in the distribution of the offering ("Selected Placement Agent"), up to an amount equal to 8% of the aggregate purchase price of the Common Stock sold in the offering by such Selected Placement Agent.

     The Company has agreed to pay to the Managing Placement Agent a non-accountable expense allowance equal to 2% of the aggregate purchase price of the Common Stock sold in the offering. The Managing Placement Agent may reallow all or any part of such expense allowance to any Selected Placement Agent, up to an amount equal to 2% of the aggregate purchase price of the Common Stock sold in the offering by such Selected Placement Agent.

     To purchase Common Stock, a prospective investor must complete and sign a Subscription Agreement (in the form attached to this Prospectus as Exhibit A) and such other documents as may be required by the Company, and deliver such documents, together with payment in an amount equal to the full purchase price the shares of Common Stock being purchased ("Subscription Payment"). Checks must be made payable to "Grafton State Bank, Escrow Agent." Each Subscription Payment will be transmitted to the Escrow Agent, by 12:00 noon, on the business day next following receipt thereof by a Selected Placement Agent.

     The Managing Placement Agent has informed the Company that the Selected Placement Agents (including the Managing Placement Agent) will not confirm sales of Common Stock offered by this Prospectus to accounts over which they exercise discretionary authority. The Company and its directors, officers, 10% stockholders have agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 120 days after the date of this Prospectus without the prior written consent of the Managing Placement Agent.

     In connection with this offering, the Company has agreed to sell to the Managing Placement Agent or its designees (such designees to consist solely of any Selected Placement Agent and the bona fide officers or partners thereof), at a purchase price of $.01 each, warrants ("Underwriter's Warrants") to purchase from the Company shares of Common Stock in amount equal to 10% of the number of shares of Common Stock sold in the offering. The Underwriter's Warrants are exercisable for a period of four years commencing one year after the date of this Prospectus at an exercise price ("Exercise Price") of 120% of the price per share set forth on the cover page of this Prospectus. The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the initial effective date of the registration statement of which this Prospectus is a part, except to officers or partners of the Selected Placement Agents (including the Managing Placement Agent). The Underwriter's Warrants contain anti-dilution provisions for adjustment of the Exercise Price upon the occurrence of certain events, including stock dividends, stock splits, recapitalizations and the issuance of Common Stock for consideration less than the Exercise Price. The holders of Underwriter's Warrants have no voting, dividend or other rights as stockholders of the Company with respect to shares underlying the Underwriter's Warrants, unless and until the Underwriter's Warrants have been exercised.

     A new registration statement or post-effective amendment to the registration statement of which this Prospectus is a part will be required to be filed and declared effective before distribution to the public of shares of Common Stock issuable upon exercise of the Underwriter's Warrants ("Warrant Shares"). The Company has agreed, on one occasion when requested, to make necessary filings, at its expense, to permit a public offering of the Warrant Shares during the period beginning one year after the date hereof and ending four years thereafter, and to use its best efforts to cause such filing to become effective and remain effective for a period of at least one year. In addition, the Company has agreed, during the period commencing at the beginning of the second year and concluding at the end of the fifth year after the initial effective date of the registration statement of which this Prospectus is a part, to give advance notice to holders of the Underwriter's Warrants and Warrant Shares, of its intention to file a registration statement, and in such case, holders of the Underwriter's Warrants and any Warrant Shares shall have the right to require the Company to include the Warrant Shares in such registration statement at the Company's expense and to have maintained the effectiveness of such registration statement for a period of at least one year.

     During the period during which the Underwriter's Warrants are exercisable, the Managing Placement Agent and any transferee will have the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. In addition, the terms on which the Company will be able to obtain additional capital during the exercise period may be adversely affected in that the Representative is likely to exercise the Underwriter's Warrants at a time when the Company would, in all likelihood, be able to obtain capital by a new offering of securities on terms more favorable than those provided by the terms of the Underwriter's Warrants.

     For the three-year period commencing on the date hereof, the Company has granted the Managing Placement Agent the right of first refusal to act as lead manager, placement agent or investment banker with respect to any proposed underwritten public distribution or private placement of the Company's securities or any merger, acquisition or disposition of assets of the Company, if the Company uses a lead manager, placement agent or investment banker or person performing such function for a fee.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect thereof. See "Indemnification for Securities Act Liabilities."

     Prior to this offering, there has been no public market for the Common Stock. The initial public offering price has been determined by negotiations between the Company and the Managing Placement Agent and is not necessarily related to the Company's asset value, net worth, results of operations or other established criteria of value. Among the factors considered in determining the initial offering price include the history of and the prospects for the Company and the industry in which it operates, the past and present operating results of the Company and the trends of such results, the financial condition of the Company, the previous experience of Management, the market price of publicly traded stock of comparable companies in recent periods and the general condition of the securities markets at the time of the offering.

                                 LEGAL MATTERS

     The Company is not a party to any pending material legal proceedings, nor is any such action currently contemplated by the Company, except as incidental to the ordinary conduct of its business. The Company possesses no information indicating that any material claims are contemplated against it.

     Certain legal matters, including the validity of the Common Stock offered hereby, will be passed upon for the Company by Gerald R. Turner, Esq., Milwaukee, Wisconsin. Certain legal matters will be passed upon for the Company and the Managing Placement Agent by Kranitz & Philipp, Milwaukee, Wisconsin.

                                    EXPERTS

     The balance sheets of the Company at December 31, 1998 and 1997, and the related statements of operations and statements of cash flows for the years then ended, respectively, have been audited by Smith & Gesteland, LLP., independent certified public accountants, as set forth in their report appearing elsewhere herein, and are included in this Prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     A Registration Statement, including amendments thereto, relating to the Common Stock offered hereby has been filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and exhibits and schedules filed as a part thereof. A copy of the Registration Statement may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees, or accessed electronically by means of the Commission's home page on the Internet World Wide Web at http://www.sec.gov.

     Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     Upon consummation of the offering, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file periodic reports, proxy statements and other information with the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
Report of Independent Certified Public Accountants..........    F-1

Financial Statements:

Consolidated Balance Sheets at December 31, 1998 and 1997,
  and at September 30, 1999 (unaudited).....................    F-2

Consolidated Statements of Income for the years ended
  December 31, 1998 and 1997, and for the nine months ended
  September 30, 1999 and 1998 (unaudited)...................    F-3

Consolidated Statements of Changes in Stockholder Equity for
  the years ended December 31, 1998 and 1997, and for the
  nine months ended September 30, 1999 and 1998
  (unaudited)...............................................    F-4

Consolidated Statements of Cash Flows for the years ended
  December 31, 1998 and 1997, and for the nine months ended
  September 30, 1999 and 1998 (unaudited)...................    F-5

Notes to Financial Statements...............................    F-6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors
International Monetary Systems, Ltd.
New Berlin, Wisconsin

     We have audited the accompanying consolidated balance sheets of International Monetary Systems, Ltd., and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholder equity, and cash flows for each of the two years in the period ended December 31, 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly the consolidated financial position of International Monetary Systems, Ltd., and subsidiaries at December 31, 1998 and 1997, and the results of its operations and cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          SMITH & GESTELAND,LLP

                                          SMITH & GESTELAND, LLP

Madison, Wisconsin
September 1, 1999

    The accompanying notes are an integral part of the financial statements.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin

                          CONSOLIDATED BALANCE SHEETS

                                                            DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                                1998            1997            1999
                                                            ------------    ------------    -------------
                                                                                             (UNAUDITED)
ASSETS
Current assets
  Cash..................................................     $   8,789        $ 10,383        $ 122,179
  Accounts receivable, net of allowance for doubtful
     accounts of $5,000 in 1998 and 1999................       147,359         111,702          161,854
  Earned trade account..................................       134,965         135,267          152,225
  Inventory.............................................        60,680                           82,680
  Deferred income taxes.................................         4,951           9,278
  Prepaid expenses......................................           400                              400
                                                             ---------        --------        ---------
          Total current assets..........................       357,144         266,630          519,338
                                                             ---------        --------        ---------
Furniture and equipment
  Furniture and equipment...............................       174,806         138,453          181,499
     Less accumulated depreciation......................      (110,940)        (85,181)        (128,607)
                                                             ---------        --------        ---------
          Net furniture and equipment...................        63,866          53,272           52,892
                                                             ---------        --------        ---------
Other assets
  Goodwill..............................................        54,365                           51,557
  Investment in real estate.............................        26,000          26,000           26,000
  Deferred income taxes.................................                         4,951
  Other.................................................         5,757           5,622            5,757
                                                             ---------        --------        ---------
          Total other assets............................        86,122          36,573           83,314
                                                             ---------        --------        ---------
          Total assets..................................     $ 507,132        $356,475        $ 655,544
                                                             =========        ========        =========

LIABILITIES
Current liabilities
  Accounts payable......................................     $  21,944        $ 21,611        $  22,522
  Payroll and payroll taxes.............................        46,608          59,180           25,432
  Sales taxes...........................................         4,284                              552
  Accrued income taxes..................................           593             593            4,555
  Notes payable -- other................................         6,444          10,566            6,848
  Current portion of long-term debt.....................         7,906                            8,716
                                                             ---------        --------        ---------
          Total current liabilities.....................        87,779          91,950           68,625
                                                             ---------        --------        ---------
Long-term liabilities
  Notes payable to banks................................        31,653                           37,326
  Notes payable to stockholder..........................        16,866          73,007            4,611
  Debentures notes payable..............................        55,000          55,000           55,000
                                                             ---------        --------        ---------
          Total long-term liabilities...................       103,519         128,007           96,937
                                                             ---------        --------        ---------
          Total liabilities.............................       191,298         219,957          165,562
                                                             ---------        --------        ---------

STOCKHOLDER EQUITY
Common stock, $.01 par value for 1997 and 1998, $.0001
  par value for 1999....................................         5,108           4,438              104
Paid in capital.........................................       343,108         173,836          497,388
Retained earnings (deficit).............................       (32,382)        (41,756)          (7,510)
                                                             ---------        --------        ---------
          Total stockholder equity......................       315,834         136,518          489,982
                                                             ---------        --------        ---------
          Total liabilities and stockholder equity......     $ 507,132        $356,475        $ 655,544
                                                             =========        ========        =========

    The accompanying notes are an integral part of the financial statements.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin

                       CONSOLIDATED STATEMENTS OF INCOME

                                                        YEARS ENDED                   NINE MONTHS ENDED
                                                ----------------------------    ------------------------------
                                                DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                    1998            1997            1999             1998
                                                ------------    ------------    -------------    -------------
                                                                                 (UNAUDITED)      (UNAUDITED)
Income
  Gross revenue.............................     $1,181,540       $969,052        $959,246         $784,930
Expenses
  Payroll, related taxes and employee
     benefits...............................        649,446        508,063         574,953          483,444
  General and administrative................        266,229        226,005         173,583          123,845
  Occupancy.................................        115,769        117,419          80,338           61,737
  Selling...................................         99,514        116,130          89,247           51,518
  Other.....................................         31,930         20,727           7,340           56,240
                                                 ----------       --------        --------         --------
          Total expenses....................      1,162,888        988,344         925,461          776,784
Income (loss) before income taxes...........         18,652        (19,292)         33,785            8,146
Income tax expense (benefit)................          9,278         (3,012)          8,913            4,052
                                                 ----------       --------        --------         --------
       Net income (loss)....................     $    9,374       $(16,280)       $ 24,872         $  4,094
                                                 ==========       ========        ========         ========

    The accompanying notes are an integral part of the financial statements.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin

            CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER EQUITY

                                                  COMMON STOCK                    RETAINED        TOTAL
                                              --------------------    PAID IN     EARNINGS     STOCKHOLDER
                                               SHARES      AMOUNT     CAPITAL     (DEFICIT)      EQUITY
                                               ------      ------     -------     ---------    -----------
1997
----
Balance January 1, 1997...................      443,850    $ 4,438    $173,836    $(25,476)     $152,798
Net income (loss) for 1997................                                         (16,280)      (16,280)
                                              ---------    -------    --------    --------      --------
Balance December 31, 1997.................      443,850      4,438     173,836     (41,756)      136,518

1998
------------------------------------------
Net income for 1998.......................                                           9,374         9,374
Stock issued:
  Private placement proceeds..............       52,000        520     124,422                   124,942
  Purchase of assets of Wisconsin Barter
     Exchange.............................       15,000        150      44,850                    45,000
                                              ---------    -------    --------    --------      --------
Balance December 31, 1998.................      510,850      5,108     343,108     (32,382)      315,834

1999 (UNAUDITED)
---------------
Net income for nine months ended September
  30, 1999................................                                          24,872        24,872
Par value changed to $.0001 in July
  1999....................................                  (5,057)      5,057
Two for one stock split...................      456,850         46         (46)
Stock issued
  Private placement proceeds..............       60,152          6     136,270                   136,276
  Stock options...........................       13,000          1      12,999                    13,000
                                              ---------    -------    --------    --------      --------
Balance September 30, 1999................    1,040,852    $   104    $497,388    $ (7,510)     $489,982
                                              =========    =======    ========    ========      ========
Common stock authorized was 560,000 shares
  at December 31, 1997 and 1998,
  20,000,000 shares at September 30, 1999

    The accompanying notes are an integral part of the financial statements.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        YEARS ENDED                   NINE MONTHS ENDED
                                                ----------------------------    ------------------------------
                                                DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                    1998            1997            1999             1998
                                                ------------    ------------    -------------    -------------
                                                                                 (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................      $  9,374        $(16,280)       $ 24,872         $  4,094
  Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities:
     Depreciation and amortization..........        27,634          13,918          20,475           19,314
     Deferred income taxes..................         9,278          (3,605)          4,951            4,052
     (Gain) loss on investment in
       partnership..........................          (135)            196
     Loss on disposition of real estate.....                        22,700
     Changes in assets and liabilities:
       Accounts receivable..................       (35,657)         (3,580)        (14,494)         (42,225)
       Earned trade account.................           302         (35,719)        (17,260)          35,319
       Inventory............................       (60,680)                        (22,000)         (47,680)
       Prepaid expenses.....................          (400)
       Accounts payable.....................           333          (1,597)            578          (12,262)
       Payroll and payroll taxes............       (12,572)         24,752         (21,178)         (26,884)
       Sales taxes..........................         4,284                          (3,732)
       Accrued income taxes.................                           593           3,962
                                                  --------        --------        --------         --------
          Net cash provided by (used in)
            operating activities............       (58,239)          1,378         (23,826)         (66,272)
                                                  --------        --------        --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................       (36,353)                         (6,693)         (44,028)
  Goodwill..................................       (11,240)                                         (11,240)
                                                  --------        --------        --------         --------
          Net cash used in investing
            activities......................       (47,593)                         (6,693)         (55,268)
                                                  --------        --------        --------         --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayment) of debt........        35,437          10,566           6,888           40,921
  Net borrowings (repayment) of shareholder
     note...................................       (56,141)         (3,446)        (12,255)          46,132
  Proceeds from issuance of stock...........       124,942                         149,276           34,425
                                                  --------        --------        --------         --------
          Net cash provided by financing
            activities......................       104,238           7,120         143,909          121,478
                                                  --------        --------        --------         --------
          Net increase (decrease) in cash...        (1,594)          8,498         113,390              (62)
Cash at beginning of period.................        10,383           1,885           8,789           10,383
                                                  --------        --------        --------         --------
Cash at end of period.......................      $  8,789        $ 10,383        $122,179         $ 10,321
                                                  ========        ========        ========         ========
SUPPLEMENTAL DISCLOSURES:
  Cash paid for interest....................      $ 15,889        $ 14,093        $  9,448         $  8,348
  Cash received for interest................                                           536
SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Acquisition of business for stock.........      $ 45,000        $               $                $ 45,000

    The accompanying notes are an integral part of the financial statements.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION

     International Monetary Systems, Ltd., (IMS -- the company) is a holding company located in New Berlin, Wisconsin with two wholly-owned operating subsidiaries which comprise the Continental Trade Exchange Barter Network:
Continental Trade Exchange, Ltd., (CTEL), and Continental Trade Exchange of Illinois, Inc. (CTEILL). CTEL, a barter industry trade exchange business was acquired in January 1989. CTEILL, also a barter trade exchange business, was acquired in December 1996.

B. ACQUISITIONS

     On July 15, 1998, CTEILL acquired the assets and barter trade accounts of Commercial Barter of Illinois, Inc., located in Joliet, Illinois for $20,000. On July 29, 1998, CTEL acquired the assets and barter trade accounts of Wisconsin Barter Exchange (WBE) located in Madison, Wisconsin for $60,000 cash and $45,000 in stock of IMS. Goodwill in the amount of $56,240 was recognized as a result of the WBE purchase.

     As a result of these acquisitions, the combined operations of Continental Trade Exchange now cover the eastern portion of Wisconsin and northern Illinois. Total clients numbered over 2,300 as of December 1998. Trade volume totaled $8,470,000 and $9,689,000 for 1997 and 1998, respectively, producing consolidated revenues for the company of $969,000 and $1,182,000 for 1997 and 1998, respectively.

C. OPERATIONS OF BARTER EXCHANGES

     Barter exchanges not only operate with traditional cash currency, but they can also issue trade credits, which constitute their own unique currency. Trade exchanges permit members/clients to barter their goods and services with other clients in several ways. Many sell their products to the barter network directly, others issue trade certificates that are redeemable for their goods or services, and the balance transact their barter business by issuing trade vouchers. In return, the selling clients receive trade credits from the exchange, which may be used to purchase services or products from other members in the exchange.

D. REVENUE SOURCES

     The company and its subsidiaries earn revenues in both traditional dollars (cash income) and in trade dollars. Cash income is earned through membership set-up fees assessed when a member joins, through service fees generated when clients spend their trade dollars to purchase goods and services through the exchange from other members, through monthly maintenance fees, and through sales for cash of products originally purchased by IMS with its own trade dollars.

     Trade profits are generated in various ways. Monthly maintenance fees are assessed in trade dollars as well as in cash. Transaction fees are assessed in trade dollars rather than cash for clients in certain industries such as radio and TV stations, hotels, and restaurants and others not accustomed to paying cash fees because they already are involved in many direct barter transactions for their services. Occasionally the company will accept a favorable trade ratio in lieu of a cash service fee. The company also has an opportunity to create considerable trade profits by purchasing wholesale, closeout, and liquidation merchandise for cash, and the liquidating of such products through the trade program.

     Earned trade dollars are used by the company to purchase various goods and services required in its operations. All barter transactions are reported at the estimated fair value of the products or services received.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
E. PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the company and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

F. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

G. INVENTORY

     Inventory consists primarily of fine art and other merchandise which the company intends to sell. Inventory is carried at the lower of actual cost of acquisition in 1998 and 1999 or fair value.

H. EARNED TRADE ACCOUNT

     As part of the operations of the subsidiaries, trade dollars are earned which can be and are used to purchase goods and services. This account is increased principally for service, membership and transaction fees, and is decreased by the company's purchase of goods and services for trade dollars.

I. FURNITURE AND EQUIPMENT

     Furniture and equipment are stated at cost less accumulated depreciation. Depreciation is computed using accelerated methods over the estimated useful lives of five to seven years.

J. GOODWILL

     Goodwill represents the excess of the cost over fair value of the assets acquired in the purchase of Wisconsin Barter Exchange, Madison, Wisconsin. The transaction was accounted for as a purchase and the goodwill is being amortized on a straight-line basis over a fifteen year period.

K. INCOME TAXES

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related to differences between the financial and income tax basis of assets and liabilities, and to the tax benefit of net operating loss carryovers.

     The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

L. CONCENTRATIONS OF CREDIT RISK

     The company grants credit to its customers, substantially all of whom are members of the Continental Trade Exchange barter network located in eastern Wisconsin and northern Illinois. The company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- INFORMATION ABOUT THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
M. ADVERTISING

     Advertising costs, which are principally included in selling expenses, are expensed as incurred. Advertising expense was $8,593 and $29,896 for the years ended December 31, 1998 and 1997, respectively.

NOTE 2 -- FURNITURE AND EQUIPMENT

                                                                        ACCUMULATED
                                                              COST      DEPRECIATION
                                                              ----      ------------
Balance January 1, 1997.................................    $138,453      $ 71,263
Depreciation expense for 1997...........................                    13,918
                                                            --------      --------
Balance December 31, 1997...............................     138,453        85,181
Additions during 1998...................................      36,353
Depreciation expense for 1998...........................                    25,759
                                                            --------      --------
Balance December 31, 1998...............................    $174,806      $110,940
                                                            ========      ========

NOTE 3 -- NOTES PAYABLE TO BANKS

     A subsidiary of the company (CTEL) has a revolving line of credit with Bank One in the amount of $50,000, with a final maturity of May 5, 2005. Amounts drawn and outstanding were $29,244 and $-0- as of December 31, 1998 and 1997, respectively. Monthly payments are due based on the greatest of accrued interest, $250 or 3% of the total amount outstanding. Interest is computed at prime plus 3% (11% as of December 31, 1998).

     CTEL obtained an additional business line of credit with Wells Fargo Bank in the amount of $50,000, during November 1998. The line has no maturity date. The balance outstanding as of December 31, 1998 was $10,315. Monthly payments are based on 2% of the outstanding balance. Interest is computed at prime plus 1.75% (9.75% as of December 31, 1998).

                                                     BALANCE
                                                      AS OF
                                                   DECEMBER 31,    CURRENT    LONG-TERM
                                                       1998        PORTION     PORTION
                                                   ------------    -------    ---------
Bank One.......................................      $29,244       $6,529      $22,715
Wells Fargo....................................       10,315        1,377        8,938
                                                     -------       ------      -------
Total                                                $39,559       $7,906      $31,653
                                                     =======       ======      =======

     The aggregate amount of maturities of long-term debt for each of the next five years is as follows:

1999........................................    $ 7,906
2000........................................      6,265
2001........................................      4,973
2002........................................      3,956
2003........................................      3,153
Thereafter..................................     13,306
                                                -------
                                                $39,559
                                                =======

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4 -- NOTES PAYABLE TO STOCKHOLDER

     From time to time, the president and major shareholder of the company has loaned funds to the subsidiaries. There is no definite repayment schedule. Interest is payable quarterly based on a 12% annual rate.

NOTE 5 -- DEBENTURE NOTES PAYABLE

     Debenture notes have been issued under the following terms:

                                     ORIGINAL
NUMBER   RATE     DATE     AMOUNT    MATURITY
------   ----     ----     ------    --------
104      10%    06/08/94   $10,000   06/01/97
105      10%    06/01/94    10,000   06/30/96
106      10%    07/01/94    10,000   12/31/96
107      13%    04/01/95    10,000   03/31/98
108      13%    04/01/95    10,000   03/31/96
         10%    12/22/93     5,000   12/31/99

     Those notes with original maturity dates prior to 1999 have been renewed for indefinite periods at the same interest rates, with the exception of #106 which increased to 12%.

     The $10,000 notes have attached warrants to purchase 5,000 shares of IMS stock at $2.00 per share. The $5,000 note allows the holder to purchase 2,500 shares at $2.00 per share. The president and major shareholder of the company has personally guaranteed the notes. Interest is paid quarterly.

NOTE 6 -- INCOME TAXES

     Income tax expense consists of the following components:

                                                                            SEPTEMBER 30,    SEPTEMBER 30,
                                                        1998      1997          1999             1998
                                                        ----      ----      -------------    -------------
                                                                             (UNAUDITED)      (UNAUDITED)
Currently payable -- federal.......................    $         $             $2,879           $
Currently payable -- state.........................                  593        1,083
Deferred
  Federal..........................................     6,010                   3,075             2,625
  State............................................     3,268                   1,876             1,427
Tax benefit of net operating loss..................               (3,605)
                                                       ------    -------       ------           -------
          Total expense (benefit)..................    $9,278    $(3,012)      $8,913           $ 4,052
                                                       ======    =======       ======           =======
Deferred income tax assets are attributable to the
  tax benefits of net operating loss carryforwards
  as follows:
  Classified as a current asset....................    $4,951    $ 9,278       $                $ 5,226
  Classified as a long-term asset..................                4,951                          4,951
                                                       ------    -------       ------           -------
                                                       $4,951    $14,229       $                $10,177
                                                       ======    =======       ======           =======

NOTE 7 -- LEASES

     The companies have various leases for equipment and buildings which are classified as operating leases. Total rent expense for all operating leases for 1998 and 1997 were $89,793 and $94,275, respectively.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                             New Berlin, Wisconsin
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7 -- LEASES (CONTINUED)
     Future minimum lease payments under the noncancelable operating leases do not extend beyond October 1999. The 1999 noncancelable lease payments approximate $26,000.

NOTE 8 -- STOCK OPTIONS

     Two employees of the company were granted stock options in 1996 to acquire 10,000 and 3,000 shares respectively of the $.01 par value common stock of the corporation for $1.00 per share. Both options were exercised in 1999.

NOTE 9 -- SUBSEQUENT EVENTS

     During July 1999, the company amended its articles of incorporation to increase its authorized shares of stock to 25,000,000 shares, divided into 5,000,000 shares of preferred stock and 20,000,00 shares of common stock, each with a par value of $.0001 per share.

     Subsequently, the company completed the two for one stock split on 456,850 shares which had been authorized in 1998, consisting of 443,850 shares then outstanding as well as 13,000 shares available as stock options.

                                                                       EXHIBIT A

                                1,000,000 SHARES
                      INTERNATIONAL MONETARY SYSTEMS LTD.
                                  COMMON STOCK

                             SUBSCRIPTION AGREEMENT

International Monetary Systems, Ltd.
16901 West Glendale Drive
New Berlin, Wisconsin 53151

Gentlemen:

     The undersigned irrevocably subscribe(s) for and agree(s) to purchase shares of common stock, par value $0.0001 per share ("Common Stock"), of International Monetary Systems, Ltd. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at
the price of $     per share (checks made payable to "Grafton State Bank, Escrow
Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

WITHHOLDING CERTIFICATION

     Each of the undersigned certifies under penalty of perjury that:

     (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
     (2) The undersigned is not subject to backup withholding because:
        (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
        (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

     NOTE: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES

     Debentures are to be registered as indicated below. (Please type or print.)


---------------------------------------------
                                                -------------------------------------------------------

---------------------------------------------     Social Security or Federal Tax I.D. Number
                   Name(s)

---------------------------------------------
               Street Address                     Telephone Number (    )
                                                                        -------------------------------
---------------------------------------------
            City, State, Zip Code

OWNERSHIP: [ ] Individual [ ] Marital Property [ ] Joint Tenants with Right of Survivorship [ ] Tenants in Common
[ ] Corporation  [ ] Partnership  [ ] Trust  [ ] IRA/Qualified Plan  [ ] Other

-----------------------------------------

     If Common Stock is to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

SUBSCRIBER SIGNATURES

Individuals (All proposed record holders must sign.)

Dated: ----------------------------

------------------------------------------------------
                     (Signature)
------------------------------------------------------
                 (Print or Type Name)
------------------------------------------------------
                     (Signature)
------------------------------------------------------
                 (Print or Type Name)

CORPORATIONS, PARTNERSHIPS, TRUSTS AND IRAS/QUALIFIED PLANS (CERTIFICATE OF SIGNATORY MUST BE COMPLETED.)

Dated: ------------------------------------------
                                                       ----------------------------------------------
                                                       (Print or Type Name of Entity

                                   By:------------------------------------------
                                       Signature of Authorized Representative)

                            CERTIFICATE OF SIGNATORY

     I, __________________________________________, am the
___________________________________
          (Print or Type Name of Authorized
Representative)                      (Print or Type Title or Position)

of ________________________________("Entity").
    (Print or Type Name of Subscribing Entity)

     I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase Common Stock, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

--------------------------------------------------------------------------------
                                            (Signature of Authorized
                                            Representative)

SALES AGENT

     Name of Selected Placement Agent: -----------------------------------------

     Name of Registered Representative: ----------------------------------------

ACCEPTANCE

     Subscription [ ] accepted [ ] rejected as of ________________, 2000.

                                   INTERNATIONAL MONETARY SYSTEMS, LTD.

                                   By:
                                      ------------------------------------------
                                       (Signature of Authorized Officer)

                      This page intentionally left blank.

                      INTERNATIONAL MONETARY SYSTEMS, LTD.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 11.01 through 11.03 of the Bylaws of the Registrant authorize such corporation to indemnify its directors, officers, employees or agents to the fullest extent permitted by Wisconsin law, as follows:

                                   ARTICLE XI
                                 INDEMNIFICATION

          SECTION 11.01. INDEMNIFICATION. The corporation shall, to the fullest extent authorized by ch. 180, indemnify a director or officer against liability and reasonable expenses incurred by the director or officer in a proceeding in which the director or officer was a party because he or she is or was a director or officer of the corporation. These indemnification rights shall not be deemed to exclude any other rights to which the director or officer may otherwise be entitled. The corporation may, to the fullest extent authorized by ch. 180, indemnify, reimburse or advance expenses of directors or officers.

     A director or officer who seeks indemnification under this Section shall make a written request to the corporation. Indemnification under this
     Section is not required to the extent limited by the articles of incorporation under Section 11.02. Indemnification under this Section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.

          SECTION 11.02. LIMITED INDEMNIFICATION. The corporation's articles of incorporation may limit its obligation to indemnify under Section 11.01. A limitation under this Section applies if the first alleged act or omission of a director or officer for which indemnification is sought occurred while the limitation was in effect.

          SECTION 11.03. INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF EMPLOYEES AND AGENT. The corporation shall, to the fullest extent authorized by ch. 180, indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition to the indemnification required by the preceding sentence, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or by-laws, by general or specific action of the board of directors or by contract.

     Sections 180.0850 through 180.0859 of the Wisconsin Business Corporation Law provide for the indemnification of directors, officers and other employees of the Registrant, as follows:

     180.0850 DEFINITIONS APPLICABLE TO INDEMNIFICATION AND INSURANCE PROVISIONS. In ss. 180.0850 to 180.0859:

          (1) "Corporation" means a domestic corporation and any domestic or foreign predecessor of a domestic corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

          (2) "Director or officer" of a corporation means any of the following:
              (a) An individual who is or was a director or officer of the corporation.
              (b) An individual who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

               (c) An individual who, while a director or officer of the corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.
               (d) Unless the context requires otherwise, the estate or personal representative of a director or officer.
          (3) "Expenses" include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a proceeding.
          (4) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.
          (5) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.
          (6) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.
     180.0851 MANDATORY INDEMNIFICATION. (1) A corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.
          (2) (a) In cases not included under sub. (1), a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:
               1. A wilful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.
               2. A violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.
               3. A transaction from which the director or officer derived an improper personal profit.
               4. Wilful misconduct.
               (b) Determination of whether indemnification is required under this subsection shall be made under s. 180.0855.
               (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this subsection.
          (3) A director or officer who seeks indemnification under this section shall make a written request to the corporation.
          (4) (a) Indemnification under this section is not required to the extent limited by the articles of incorporation under s. 180.0852.
               (b) Indemnification under this section is not required if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding.
     180.0952 CORPORATION MAY LIMIT INDEMNIFICATION. A corporation's articles of incorporation may limit its obligation to indemnify under s. 180.0851. Any provision of the articles of incorporation relating to a corporation's power or obligation to indemnify that was in existence on June 13, 1987, does not constitute a limitation on the corporation's obligation to indemnify under s. 180.0851. A limitation under this section applies if the first alleged act or omission of a director or officer for which indemnification is sought occurred while the limitation was in effect.
     180.0853 ALLOWANCE OF EXPENSES AS INCURRED. Upon written request by a director or officer who is a party to a proceeding, a corporation may pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

          (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.
          (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by the corporation, to pay reasonable interest on the allowance to the extent that it is ultimately determined under s. 180.0855 that indemnification under s. 180.0851(2) is not required and that indemnification is not ordered by a court under s. 180.0854(2)(b). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.
     180.0854 COURT-ORDERED INDEMNIFICATION. (1) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under s. 180.0855(5) or for review by the court of an adverse determination under s. 180.0855(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice that it considers necessary.
          (2) The court shall order indemnification if it determines any of the following:
          (a) That the director or officer is entitled to indemnification under
     s. 180-0851 (1) or (2). If the court also determines that the corporation unreasonably refused the director's or officer's request for indemnification, the court shall order the corporation to pay the director's or officer's reasonable expenses incurred to obtain the court-ordered indemnification.
          (b) That the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under s.180.0851(2).
     180.0955 DETERMINATION OF RIGHT TO INDEMNIFICATION. Unless otherwise provided by the articles of incorporation or bylaws or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under s. 180.0851(2) shall select one of the following means for determining his or her right to indemnification:
          (1) By a majority vote of a quorum of the board of directors consisting of directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of 2 or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.
          (2) By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings.
          (3) By a panel of 3 arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the 2 arbitrators previously selected.
          (4) By an affirmative vote of shares as provided in s.180.0725. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.
          (5) By a court under s.180.0854.
          (6) By any other method provided for in any additional right to indemnification permitted under s.180.0858.
     180.0856 INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF EMPLOYEES AND AGENTS.
     (1) A corporation shall indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation.
          (2) In addition to the indemnification required by sub. (1), a corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or bylaws, by general or specific action of the board of directors or by contract.

     180.0857 INSURANCE. A corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer or arising from his or her status as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under ss. 180.0851, 180.0853, 180.0856 and 180.0858.
     180.0858 ADDITIONAL RIGHTS TO INDEMNIFICATION AND ALLOWANCE OF EXPENSES.
      (1) Except as provided in sub. (2), ss. 180.0851 and 180.0853 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:
          (a) The articles of incorporation or bylaws.
          (b) A written agreement between the director or officer and the corporation.
          (c) A resolution of the board of directors.
          (d) A resolution, after notice, by a majority vote of all of the corporation's voting shares then issued and outstanding.
          (2) Regardless of the existence of an additional right under sub. (1), the corporation may not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty that he or she owes to the corporation which constitutes conduct under s. 180.0851(2)(a)1, 2, 3 or 4. A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.
          (3) Sections 180.0850 to 180.0859 do not affect a corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances:
          (a) As a witness in a proceeding to which he or she is not a party.
          (b) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.
     180.0859 INDEMNIFICATION AND INSURANCE AGAINST SECURITIES LAW CLAIMS. (1) It is the public policy of this state to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under sub. (2) to the extent required or permitted under ss. 180.0850 to 180.0858.
          (2) Sections 180.0850 to 180.0858 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisors.

     The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation of Incorporation and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC registration fee................................................................ $     416.00
         NASD filing fee.....................................................................     1,050.00
         Brokers' expense allowance..........................................................
         Legal fees and expenses.............................................................
         Accounting fees and expenses........................................................
         Blue Sky fees and expenses..........................................................
         Listing fees and expenses...........................................................
         Printing and engraving..............................................................
         Miscellaneous.......................................................................
                                                                                               -----------
                  Total...................................................................... $

--------------------------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On July 20, 1999, the Registrant sold an aggregate of 13,000 shares of Common Stock to two of its employees (10,000 shares and 3,000 shares, respectively), pursuant to the exercise of options granted in 1996, at the price of $1.00 per share. No selling commissions or other compensation were paid in connection with either transaction. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) of such Act.

     On July 29, 1998, in connection with its acquisition of the assets and trade accounts of Wisconsin Barter Exchange, the Registrant issued 15,000 shares of its Common Stock to Scott Sanftleben, the seller of such assets and trade accounts, valued at $3.00 per share ($45,000) for purposes of the sale. No selling commissions or other compensation were paid in connection with either transaction. Such payment was made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) of such Act.

     From June, 1998 through September, 1999, the Registrant offered for sale 200,000 shares of its Common Stock. 112,152 shares of Common Stock were sold in such private offering to 29 individual investors, at the price of $3.00 per share, for an aggregate purchase price of $336,456. The foregoing private offering was underwritten, on a "best-efforts" basis, by Pavek Investments, Inc., Milwaukee, Wisconsin; the Registrant paid an aggregate of 33,646 in commissions and expense allowances to Pavek Investments, Inc. in connection with the distribution of such offering. All sales in such private offering were made in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) of such Act and Rule 506 of Regulation D thereunder.

ITEM 27. EXHIBITS.

   Exhibit
   Number                                 Description
   ------                                 -----------
     1.1     Underwriting Agreement
     3.1     Articles of Incorporation of the Registrant
     3.2     Articles of Amendment of the Registrant
     3.3     Bylaws of the Registrant
     4.1     Form of Underwriter's Warrant
     5.1     Opinion of Gerald R. Turner & Associates, S.C., as to the legality of the Common Stock *
    10.1     Lease Agreement, between Glendale Investments, LLC. and the Registrant *
    23.1     Consent of Gerald R. Turner & Associates, S.C. (included in Exhibit 5.1) *
    23.2     Consent of Kranitz & Philipp *
    23.3     Consent of Smith & Gesteland, LLP. *
    24.1     Power of Attorney (included at Page II - 7)
    27.1     Financial Data Schedule (included in electronic filing only)

---------------------
         *  To be filed by amendment.


ITEM 28. UNDERTAKINGS.

     The undersigned small business issuer will provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial BONA FIDE offering of those securities.

     (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i)   Include any prospectus required by section 10(a)(3) of the Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

     (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New Berlin, State of Wisconsin, on December 22, 1999.

                                       INTERNATIONAL MONETARY SYSTEMS, LTD.

                                    By:       /s/ DONALD F. MARDAK
                                       -----------------------------------------
                                       Donald F. Mardak, Chief Executive Officer
                                                  and President



                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Donald F. Mardak and Dale L. Mardak, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

           SIGNATURE                               TITLE                         DATE
           ---------                               -----                         ----
     /s/ DONALD F. MARDAK                  Chief Executive Officer,       December 22, 1999
-----------------------------------          President (Principal
         Donald F. Mardak                     Executive Officer)
                                                 and Director

     /s/ DALE L. MARDAK                  Vice President, Treasurer        December 22, 1999
-----------------------------------        (Principal Financial
         Dale L. Mardak                    and Accounting Officer)
                                                 and Director

     /s/ JOHN E. STRABLEY, JR.            Executive Vice President        December 22, 1999
-----------------------------------             and Director
         John E. Strabley, Jr.

                                1,000,000 SHARES
                      INTERNATIONAL MONETARY SYSTEMS, LTD.
                                  COMMON STOCK


                                INDEX TO EXHIBITS

   Exhibit
   Number                                       Description
   ------                                       -----------
     1.1     Underwriting Agreement
     3.1     Articles of Incorporation of the Registrant
     3.2     Articles of Amendment of the Registrant
     3.3     Bylaws of the Registrant
     4.1     Form of Underwriter's Warrant
     5.1     Opinion of Gerald R. Turner & Associates, S.C., as to the legality of the Common Stock *
    10.1     Lease Agreement, between Glendale Investments, LLC. and the Registrant *
    23.1     Consent of Gerald R. Turner & Associates, S.C. (included in Exhibit 5.1) *
    23.2     Consent of Kranitz & Philipp *
    23.3     Consent of Smith & Gesteland, LLP. *
    24.1     Power of Attorney (included at Page II - 7)
    27.1     Financial Data Schedule (included in electronic filing only)

--------------------
         *  To be filed by amendment.


































                                  Exhibit Index